Merrill Lynch Investment Managers
                                   (Americas)
                                                               *****
                                Compliance Manual

                                   Chapter One
                                 Code of Ethics
                              Revised January 2006

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                                 CODE OF ETHICS


                    MERRILL LYNCH INVESTMENT MANAGERS (MLIM)
                         REGISTERED INVESTMENT COMPANIES
                          AND THEIR INVESTMENT ADVISERS
                            AND PRINCIPAL UNDERWRITER


Section 1 - Background

         This Code of Ethics is adopted under Rule 17j-1 under the Investment Company Act of 1940, as amended ("1940 Act") and Rule 204A-1 under the Investment Advisers Act of 1940, as amended ("Advisers Act") and has been approved by the Boards of Directors of each of the MLIM funds and advisers.(1) Except where noted, the Code applies to all MLIM employees.

         The 1940 Act and the Advisers Act make it unlawful for investment advisers and persons affiliated with investment companies, their principal underwriters or their investment advisers to engage in fraudulent personal securities transactions. Rule 17j-1 of the 1940 Act and Rule 204A-1 of the Advisers Act, collectively, require each Fund, investment adviser and principal underwriter covered by the Rules to adopt Codes of Ethics that contain provisions reasonably necessary to prevent an employee from engaging in conduct prohibited by the principles of the Rules. The Rules also require that reasonable diligence be used and procedures be instituted which are reasonably necessary to prevent violations of the Code of Ethics.

Section 2 - Statement of General Fiduciary Principles

         The Code of Ethics is based on the fundamental principle that MLIM and its employees must put client interests first. As an investment adviser, MLIM has fiduciary responsibilities to its clients, including the registered investment companies (the "Funds") for which it serves as investment adviser. Among MLIM's fiduciary responsibilities is the responsibility to ensure that its employees conduct their personal securities transactions in a manner which does not interfere or appear to interfere with any Fund transactions or otherwise take unfair advantage of their relationship to the Funds. All MLIM employees must adhere to this fundamental principle as well as comply with the specific provisions set forth herein. It bears emphasis that technical compliance with these provisions will not insulate from scrutiny transactions which show (1)a pattern of compromise or abuse of an employee's fiduciary responsibilities to the Funds. Accordingly, all MLIM employees must seek to avoid any actual or potential conflicts between their personal interest and the interest of the Funds. In sum, all MLIM employees shall place the interest of the Funds before personal interests.

Section 3 - Insider Trading Policy

         All MLIM employees are subject to MLIM's Insider Trading Policy, which is considered an integral part of this Code of Ethics. MLIM's Insider Trading Policy, which is set forth in the MLIM Code of Conduct, prohibits MLIM employees from buying or selling any security while in the possession of material nonpublic information about the issuer of the security. The policy also prohibits MLIM employees from communicating to third parties any material nonpublic information about any security or issuer of securities. Additionally, no MLIM employee may use inside information about MLIM activities or the activities of any Merrill Lynch & Co., Inc. entity to benefit the Funds or to gain personal benefit. Any violation of MLIM's Insider Trading Policy may result in sanctions, which could include termination of employment with MLIM. (See
Section 10--Sanctions).

--------
(1) (1) As applicable herein, MLIM includes registered investment advisers Merrill Lynch Investment Managers, L.P., Fund Asset Management, L.P., and Merrill Lynch Investment Managers, LLC; registered investment advisers Merrill Lynch Investment Managers International, Limited ("MLIMI") and Merrill Lynch Asset Management U.K. Limited ("MLAM UK") with respect to the investment advisory services MLIMI and MLAM UK provide to investment companies registered under the 1940 Act; and FAM Distributors, Inc., principal underwriter of investment companies registered under the 1940 Act.

Section 4 - Restrictions Relating to Securities Transactions

A. General Trading Restrictions for all Employees

         The following restrictions apply to all MLIM employees:

1. Accounts. No employee, other than those employed by Merrill Lynch Investment Managers International Limited ("MLIMI"), may engage in personal securities transactions other than through an account maintained with Merrill Lynch, Pierce, Fenner & Smith Incorporated or another Merrill Lynch broker/dealer entity ("Merrill Lynch") unless written permission is obtained from the Compliance Director. Similarly, no MLIMI employee may engage in personal securities transactions other than through an account maintained with Merrill Lynch or The Bank of New York Europe Limited ("BNYE") unless written permission is obtained from the Compliance Director.

2. Accounts Include Family Members and Other Accounts. Accounts of employees include the accounts of their spouses, dependent relatives, trustee and custodial accounts or any other account in which the employee has a financial interest or over which the employee has investment discretion (other than MLIM-managed Funds).

3. Mutual Fund Accounts. Employees may maintain mutual fund accounts away from Merrill Lynch (i.e., accounts maintained at the mutual fund's transfer agent). However, Merrill Lynch funds must be held in accounts at Merrill Lynch. In addition, investment personnel who have investment authority over a sub-advised mutual fund may only hold that fund through a Merrill Lynch account as discussed in Section 4.B.8.

4. Preclearance. All employees must obtain approval from the Compliance Director or preclearance delegatee prior to entering any securities transaction (with the exception of exempted securities as listed in Section 5) in all accounts. Approval of a transaction, once given, is effective only for the business day on which approval was requested or until the employee discovers that the information provided at the time the transaction was approved is no longer accurate. If an employee decides not to execute the transaction on the day preclearance approval is given, or the entire trade is not executed, the employee must request preclearance again at such time as the employee decides to execute the trade.

    Employees may preclear trades only in cases where they have a present intention to transact in the security for which preclearance is sought. It is MLIM's view that it is not appropriate for an employee to obtain a general or open-ended preclearance to cover the eventuality that he or she may buy or sell a security at some point on a particular day depending upon market developments. This requirement would not prohibit a price limit order, provided that the employee shall have a present intention to effect a transaction at such price. Consistent with the foregoing, an employee may not simultaneously request preclearance to buy and sell the same security.

5. Restrictions on Purchases. No employee may purchase any security which at the time is being purchased, or to the employee's knowledge is being considered for purchase, by any Fund managed by MLIM. This restriction, however, does not apply to personal trades of employees which coincide with trades by any MLIM index fund.

6. Restrictions on Sales. No employee may sell any security which at the time is actually being sold, or to the employee's knowledge is being considered for sale, by any Fund managed by MLIM. This restriction, however, does not apply to personal trades of employees which coincide with trades by any MLIM index fund.

7. Restrictions on Related Securities. The restrictions and procedures applicable to the transactions in securities by employees set forth in this Code of Ethics shall similarly apply to securities that are issued by the same issuer and whose value or return is related, in whole or in part, to the value or return of the security purchased or sold or being contemplated for purchase or sale during the relevant period by the Fund. For example, options or warrants to purchase common stock, and convertible debt and convertible preferred stock of a particular issuer would be considered related to the underlying common stock of that issuer for purposes of this policy. In sum, the related security would be treated as if it were theunderlying security for the purpose of the pre-clearance procedures described herein.

8. Private Placements. Employee purchases and sales of "private placement" securities (including all private equity partnerships, hedge funds, limited partnership or venture capital funds) must be precleared directly with the Compliance Director or designee. No employee may engage in any such transaction unless the Compliance Director or his designee and the employee's senior manager have each previously determined in writing that the contemplated investment does not involve any potential for conflict with the investment activities of the Funds. However, employees do not need to preclear private placement opportunities that are offered solely to Merrill Lynch employees (such as KECALP).

    If, after receiving the required approval, an employee has any material role in the subsequent consideration by any Fund of an investment in the same or affiliated issuer, the employee must disclose his or her interest in the private placement investment to the Compliance Director and the employee's department head. The decision to purchase securities of the issuer by a Fund must be independently reviewed and authorized by the employee's department head.

    Employees are prohibited from investing in any private placement that intends to market time mutual funds (see Paragraph 10 of this Section 4.A. for a definition of market timing).

9. Initial Public Offerings. As set forth in Paragraph 4 of this Section 4.A., the purchase by an employee of securities offered in an initial public offering must be precleared. As a matter of policy, employees will not be allowed to participate in so-called "hot" offerings as such term may be defined by Merrill Lynch or appropriate regulators (e.g., offerings that are oversubscribed or for which the demand is such that there is the possibility of oversubscription). Additionally, Merrill Lynch policy specifically prohibits all employees from purchasing closed-end investment companies during their initial public offering periods.

10. Mutual Fund Market Timing and Late Trading. Mutual funds are not intended to be short-term trading vehicles; therefore, Merrill Lynch policy prohibits employees from engaging in mutual fund market timing and from engaging in or facilitating late trading. Mutual fund market timing involves the purchase and sale of shares of mutual funds (including exchanges within the same fund family) within 15 days with the intention of capturing short-term profits resulting from market volatility. Late trading occurs when a mutual fund order is received from a client after the fund's trading deadline and is an illegal practice. These prohibitions apply to all accounts and services offered through Merrill Lynch, including employee and employee-related accounts and retirement accounts. These prohibitions do not, however, apply to purchases and sales of taxable and tax-exempt money market funds.


B. Additional Trading Restrictions for Investment Personnel

        The following additional restrictions apply to investment personnel. Investment personnel are persons who, in connection with their regular functions or duties, make or participate in making recommendations regarding the purchase or sale of securities by a Fund). The Compliance Department will retain a current list of investment personnel.

1. Notification. An investment person must notify the Compliance Department or preclearance designee of any intended transactions in a security for his or her own personal account or related accounts which is owned or contemplated for purchase or sale by a Fund for which the employee has investment authority.

2. Blackout Periods. An investment person may not buy or sell a security within 7 calendar days either before or after a purchase or sale of the same or related security by a Fund or portfolio management group for which the investment person has investment authority. For example, if a Fund trades a security on day 0, day 8 is the first day the manager, analyst or portfolio management group member of that Fund may trade the security for his or her own account. An investment person's personal trade, however, shall have no affect on the Fund's ability to trade. For example, if within the seven-day period following his or her personal trade, an investment person believes that it is in the best interests of the Fund for which he or she has investment authority to purchase or sell the same security on behalf of the Fund, the trade should be done for the Fund, and an explanation of the circumstances must be provided to the Compliance Department.

3. Establishing Positions Counter to Fund Positions. No investment person may establish a long position in his or her personal account in a security if the Fund for which he or she has investment authority maintains a position that would benefit from a decrease in the value of such security. For example, the investment person would be prohibited from establishing a long position if (1) the Fund holds a put option on such security (aside from a put purchased for hedging purposes where the fund hold the underlying security); (2) the Fund has written a call option on such security; or (3) the Fund has sold such security short, other than "against-the-box."

No investment person may purchase a put option or write a call option where a Fund for which such person has investment authority holds a long position in the underlying security.

No investment person may short sell any security where a Fund for which such person has investment authority holds a long position in the same security or where such Fund otherwise maintains a position in respect of which the Fund would benefit from an increase in the value of the security.

4. Purchasing an Investment for a Fund that is a Personal Holding. An investment person may not purchase an investment for a Fund that is also a personal holding of the investment person or any other account covered by this Code of Ethics, or the value of which is materially linked to a personal holding, unless the investment person has obtained prior approval from his or her senior manager.

5. Index Funds. The restrictions in Paragraphs 1-4 of this Section 4.B. do not apply to purchases and sales of securities by investment personnel which coincide with trades by or holdings of any MLIM index fund for which an investment person has investment authority. However, Paragraphs 6, 7, and 8 of this Section 4.B. (see below) do apply to such investment persons.

6. Prohibition on Short-Term Profits. Investment personnel are prohibited from profiting on any sale and subsequent purchase, or any purchase and subsequent sale of the same (or equivalent) securities occurring within 60 calendars days ("short-term profit"). This holding period also applies to all permitted options transactions; therefore, for example, an investment person may not purchase or write an option if the option will expire in less than 60 days (unless such a person is buying or writing an option on a security that he or she has held more than 60 days). In determining short-term profits, all transactions within a 60-day period in all accounts related to the investment person will be taken into consideration in determining short-term profits, regardless of his or her intentions to do otherwise (e.g., tax or other trading strategies). Should an investment person fail to preclear a trade that results in a short-term profit, the trade would be subject to reversal with all costs and expenses related to the trade borne by the investment person, and he or she would be required to disgorge the profit. Transactions not required to be precleared under Section 5 will not be subject to this prohibition.

7. Notwithstanding that open-end mutual funds are exempted from the Code of Ethics (see Section 5), investment personnel must obtain approval from the Compliance Director or preclearance delegatee prior to entering into any purchase or sale of a mutual fund for which the investment person has investment authority.

8. Notwithstanding the fact that employees are permitted to maintain mutual fund accounts away from Merrill Lynch by holding them at the mutual funds' transfer agents, investment personnel who have investment authority over a sub-advised mutual fund may only hold that fund through a Merrill Lynch account.

C. Trading Restrictions for Disinterested Directors of the MLIM Funds

         The following restrictions apply only to disinterested directors of the MLIM Funds (i.e., any director who is not an "interested person" of a MLIM fund within the meaning of Section 2(a)(10) of the 1940 Act):

1. Restrictions on Purchases. No disinterested director may purchase any security which, to the director's knowledge at the time, is being purchased or is being considered for purchase by any Fund for which he or she is a director.

2. Restrictions on Sales. No disinterested director may sell any security which, to the director's knowledge at the time, is being sold or is being considered for sale by any Fund for which he or she is a director.

3. Restrictions on Trades in Securities Related in Value. The restrictions applicable to the transactions in securities by disinterested directors shall similarly apply to securities that are issued by the same issuer and whose value or return is related, in whole or in part, to the value or return of the security purchased or sold by any Fund for which he or she is a director (see
Section 4.A.7.).

Section 5 - Exempted Transactions/Securities

         MLIM has determined that the following securities transactions do not present the opportunity for improper trading activities that Rule 17j-1 and Rule 204A-1 are designed to prevent; therefore, the restrictions set forth in Section 4 of this Code (including preclearance, prohibition on short-term profits and blackout periods) shall not apply.

A. Purchases or sales in an account over which the employee has no direct or indirect influence or control (e.g., an account managed on a fully discretionary basis by an investment adviser or trustee).

B.    Purchases or sales of direct obligations of the U.S. Government.

C. Purchases or sales of open-end mutual funds (including money market funds), variable annuities and unit investment trusts. (However, unit investment trusts traded on a stock exchange (e.g., MITS, DIAMONDS, etc.), except as indicated in Paragraph I of this section, must be precleared.) Although open-end investment companies to not require preclearance, please see Section 4.A.10. regarding the prohibition on market timing and late trading of mutual funds and Section 4.B.7. regarding certain preclearance requirements applicable to investment personnel.

D. Purchases or sales of bank certificates, bankers acceptances, commercial paper and other high quality short-term debt instruments, including repurchase agreements.

E. Purchases or sales of Merrill common stock (and securities related in value to Merrill Lynch common stock). Also exempt is employer stock purchased and sold through employer-sponsored benefit plans in which the spouse of a MLIM employee may participate (e.g., employee stock purchase plans or 401(k) plans) and sales of employer stock (or the exercise of stock options) that is received as compensation by a MLIM employee's spouse.

F. Purchases or sales which are non-volitional on the part of the employee (e.g., an in-the-money option that is automatically exercised by a broker; a security that is called away as a result of an exercise of an option; or a security that is sold by a broker, without employee consultation, to meet a margin call not met by the employee).

G. Purchases which are made by reinvesting cash dividends pursuant to an automatic dividend reinvestment plan.

H. Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer.

I. Purchases or sales of commodities, currency futures and futures on broad-based indices, options on futures and options on broad-based indices. Currently, "broad-based indices" include only the NASDAQ 100, S&P 100, S&P 500, FTSE 100 and Nikkei 225. Also exempted are exchange-traded securities which are representative of, or related closely in value to, these broad-based indices.

J. The receipt of a bona fide gift of securities. (Donations of securities, however, require preclearance.)

    Exempted transactions/securities may not be executed/held in brokerage accounts maintained outside of Merrill Lynch.

    The reporting requirements listed in Section 6 of this Code, however, shall apply to the securities and transaction types set forth in Paragraphs F-J of this section.

Section 6 - Reporting by Employees

         The requirements of this Section 6 apply to all MLIM employees. The requirements will also apply to all transactions in the accounts of spouses, dependent relatives and members of the same household, trustee and custodial accounts or any other account in which the employee has a financial interest or over which the employee has investment discretion. The requirements do not apply to securities acquired for accounts over which the employee has no direct or indirect control or influence. All employees whose accounts are maintained at Merrill Lynch or BNYE are deemed to have automatically complied with the requirements of this Section 6.B. and C. as to reporting executed transactions and personal holdings. Transactions and holdings in such accounts are automatically reported to the Compliance Department through automated systems.

         Employees who have approved accounts outside of Merrill Lynch or BNYE are deemed to have complied with the requirements of this Section 6.B. and C. provided that the Compliance Department receives duplicate statements and confirmations directly from their brokers.

         Employees who effect reportable transactions outside of a brokerage account (e.g., optional purchases or sales through an automatic investment program directly with an issuer) will be deemed to have complied with this requirement by preclearing transactions with the Compliance Department and by reporting their holdings annually on the "Personal Securities Holdings" form, as required by the Compliance Department.

A. Initial Holdings Report. Each new MLIM employee will be given a copy of this Code of Ethics upon commencement of employment. All new employees must disclose their personal securities holdings to the Compliance Department within 10 days of commencement of employment with MLIM. (Similarly, securities holdings of all new related accounts must be reported to the Compliance Department within 10 days of the date that such account becomes related to the employee.) With respect to exempt securities referred to in
    Section 5 which do not require preclearance/reporting, employees must nonetheless initially report those exempt securities defined in Section 5.F.-J. (This reporting requirement does not apply to holdings that are the result of transactions in exempt securities as defined in Section 5.A.-E.) Initial holdings reports must identify the title, number of shares, and principal amount with respect to each security holding. Within 10 days of commencement of employment, each employee shall file an Acknowledgement stating that he or she has read and understands the provisions of the Code.

B. Records of Securities Transactions. All employees must preclear each securities transaction (with the exception of exempt transactions in Section
    5) with the Compliance Director or preclearance designee. At the time of preclearance, the employee must provide a complete description of the security and the nature of the transaction. As indicated above, employees whose accounts are maintained at Merrill Lynch or BNYE or who provide monthly statements directly from their approved outside brokers/dealers are deemed to have automatically complied with the requirement to report executed transactions.

C. Annual Holdings Report. All employees must submit an annual holdings report reflecting holdings as of a date no more than 30 days before the report is submitted. As indicated above, employees whose accounts are maintained at Merrill Lynch or BNYE or who provide monthly statements directly from their brokers/dealers are deemed to have automatically complied with this requirement. With respect to exempt securities referred to in Section 5 which do not require preclearance/reporting, employees must nonetheless annually report the holdings of those exempt securities that are defined in
    Section 5.F.-J. (This reporting requirement, however, does not apply to exempt securities as defined in Section 5.A.-E.)

D. Annual Certification of Compliance. All MLIM employees must certify annually to the Compliance Department that (1) they have read and understand and agree to abide by this Code of Ethics; (2) they have complied with all requirements of the Code of Ethics, except as otherwise notified by the Compliance Department that they have not complied with certain of such requirements; and (3) they have reported all transactions required to be reported under the Code of Ethics.

E. Review of Transactions and Holdings Reports. All transactions reports and holdings reports will be reviewed by department heads (or their designees) or compliance personnel according to procedures established by the Compliance Department.

Section 7 - Reporting by Disinterested Directors of MLIM Funds

         A disinterested director of a Fund need only report a transaction in a security if the director, at the time of that transaction, knew or, in the ordinary course of fulfilling the official duties of a director of such Fund, should have known that, during the 15-day period immediately preceding the date of the transaction by the director, the security was purchased or sold by any Fund or was being considered for purchase or sale by any Fund for which he or she is a director. In reporting such transactions, disinterested directors must provide: the date of the transaction, a complete description of the security, number of shares, principal amount, nature of the transaction, price, commission, and name of broker/dealer through which the transaction was effected.

         As indicated in Section 6.D. for MLIM employees, disinterested directors are similarly required to certify annually to the Compliance Department that (1) they have read and understand and agree to abide by this Code of Ethics; (2) they have complied with all requirements of the Code of Ethics, except as otherwise reported to the Compliance Department that they have not complied with certain of such requirements; and (3) they have reported all transactions required to be reported under the Code of Ethics.

Section 8 - Approval and Review by Boards of Directors

         The Board of Directors of each MLIM Fund, including a majority of directors who are disinterested directors, must approve this Code of Ethics. Additionally, any material changes to this Code must be approved by the Board of Directors within six months after adoption of any material change. The Board of Directors must base its approval of the Code and any material changes to the Code on a determination that the Code contains provisions reasonably necessary to prevent employees from engaging in any conduct prohibited by Rule 17j-1. Prior to approving the Code or any material change to the Code, the Board of Directors must receive a certification from the Fund, the Investment Adviser or Principal Underwriter that it has adopted procedures reasonably necessary to prevent employees from violating the Code of Ethics.

Section 9 - Review of MLIM Annual Report

         At least annually, the Fund, the Investment Adviser and the Principal Underwriter must furnish to the Fund's Board of Directors, and the Board of Directors must consider, a written report that (1) describes any issues arising under this Code of Ethics or procedures since the last report to the Board of Directors, including, but not limited to, information about material violations of the Code of Ethics or procedures and sanctions imposed in response to the material violations and (2) certifies that the Fund, Investment Adviser and Principal Underwriter have adopted procedures reasonably necessary to prevent employees from violating this Code of Ethics.

Section 10 - Sanctions

         Potential violations of the Code of Ethics must be brought to the attention of the Compliance Director or his designee, are investigated and, if appropriate, sanctions are imposed. Upon completion of the investigation, if necessary, the matter may also be reviewed by the Code of Ethics Review Committee which will determine whether any further sanctions should be imposed. Sanctions may include, but are not limited to, a letter of caution or warning, reversal of a trade, disgorgement of a profit or absorption of costs associated with a trade, supervisor approval to trade for a prescribed period, fine or other monetary penalty, suspension of personal trading privileges, suspension of employment (with or without compensation), and termination of employment.

Section 11 - Exceptions

         An exception to any of the policies, restrictions or requirements set forth herein may be granted only upon a showing by the employee to the Code of Ethics Review Committee that such employee would suffer extreme financial hardship should an exception not be granted. Should the subject of the exception request involve a transaction in a security, a change in the employee's investment objectives, tax strategies, or special new investment opportunities would not constitute acceptable reasons for a waiver.

                        Merrill Lynch Investment Managers
                                   (Americas)
                                                               *****
                                Compliance Manual

                                   Chapter Two

                                 Code of Conduct

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                        Merrill Lynch Investment Managers
                                   (Americas)
                                                               *****
                                 Code of Conduct

                                Table of Contents

Introduction.................................................................2-1
Compliance Procedures........................................................2-3
Additional Personal Trading Restrictions ....................................2-3
Insider Trading.............................................................2-10
Trading Stock to Affect the Markets/Manipulative Trading Practices..........2-18
Sharing Investment-Related Information/Our Information Barriers.............2-19
General Business Conduct/Conflicts of Interest .............................2-21
Regulatory, Legal and Other Contacts........................................2-27
Breaches of Our Policies and Procedures/Legal Violations....................2-29

Legal References............................................................2-31

Exhibits

      1 Interoffice Memorandum, dated October 23, 2000, Regarding SEC Regulation
      FD-- Implications for MLIM Closed End Funds...........................2-37

      2 Interoffice Memorandum, dated October 23, 2000, Regarding SEC Regulation
      FD-- Implications for MLIM Portfolio Managers and Analysts............2-41

      3 Policies And Procedures Concerning Communications Between Merrill Lynch Investment Managers Companies And Merrill Lynch Investment Banking,
      Trading And Research Areas ...........................................2-45

      4 MLIM Gift and Entertainment Policy .................................2-51

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

                        Merrill Lynch Investment Managers
                                   (Americas)
                                      *****
                                 Code of Conduct

                                  Introduction

This Code of Conduct is intended to assist you and our other employees in meeting the high standards we follow in conducting our business. One of our most important assets is our reputation for integrity and professionalism. The responsibility of maintaining that reputation rests with you and our other employees. This shared commitment underlies our success as individuals and as a business.

Our business is built on a foundation of trust. Maintaining the trust of our clients, shareholders, regulators, and the general public is your first obligation. Our Code of Conduct contains procedural requirements that you must follow to meet certain legal and regulatory requirements. Our Code of Conduct also reflects the principle that all of our employees owe a fiduciary duty to the shareholders of our funds and the private clients whose assets we manage. In meeting your fiduciary obligations, you must always put the interests of our clients ahead of your own.

This Code of Conduct includes procedures in the following important areas:

o The Code of Conduct addresses additional trading restrictions applicable to personal investments that are not included in our Code of Ethics (Chapter 1). These restrictions are included separately in this Code of Conduct, because our Code of Ethics is designed to meet specific regulatory requirements applicable to our mutual funds. As a consequence, the personal trading restrictions included in our Code of Ethics address restrictions pertaining generally to the investment activities of our mutual funds. The personal trading restrictions included in this Code of Conduct address restrictions relating to the investment activities of our private accounts as well as certain additional restrictions and requirements applicable to all of our employees.

o The Code of Conduct also describes the different types of non-public information that you may receive in the course of your employment with us and sets forth the parameters for appropriate use of this information. You are prohibited from engaging in securities transactions based on such so-called "inside information" or disseminating inside information to others who might use that knowledge to trade securities. You must also follow the procedures we have established as "information barriers", which govern the dissemination of information to other MLIM personnel and our affiliates.

o Finally, the Code of Conduct includes procedures covering a wide range of areas to ensure that you use MLIM assets, including confidentiality, only for legitimate business purposes -- and not for your own personal benefit. These procedures specify that you may not take advantage of your position for the purpose of furthering any private interest or as a means to making any personal gain. You and members of your family also may not accept any benefit from a client or person who does business with us except for normal business courtesies, such as non-cash gifts of nominal value.

Additional background and discussion of applicable legal references are contained in Appendix A. For more information or if you have any questions about the requirements described in the pages that follow, contact the Compliance Director.

[GRAPHIC OMITTED]

                        Merrill Lynch Investment Managers
                                   (Americas)
                                      *****
                                 Code of Conduct

                              Compliance Procedures

The following procedures relate to the conduct of all our employees. Because many of these procedures relate to securities trading, the procedures are particularly important for portfolio managers, trading staff and other investment personnel. Violating any of these procedures may result in serious consequences, including termination of employment, fines and other sanctions.

Additional Personal Trading Restrictions
(These Restrictions are In Addition to Those Included in our Code of Ethics)

The restrictions described below are in addition to the personal trading restrictions described in our Code of Ethics (Chapter 1). These restrictions are included separately in this Code of Conduct, because our Code of Ethics is designed to meet specific regulatory requirements applicable to our mutual funds and must be filed as part of the funds' registration statements. As a consequence, the personal trading restrictions included in our Code of Ethics address restrictions pertaining generally to the investment activities of our mutual funds. The personal trading restrictions included in this Code of Conduct address restrictions relating to the investment activities of our private accounts as well as certain additional restrictions and requirements applicable to all of our employees.

Our Code of Ethics Applies to our Separate Account Activities
All personal trading restrictions and requirements included in our Code of Ethics (Chapter 1) apply to the activities of our separate accounts. These requirements include, among other things, pre-clearance of personal securities transactions, 7-day blackout periods, and a ban on short-term profits. Although the Code of Ethics, by its terms, refers to a "fund," in applying the requirements of the Code of Ethics, you must substitute "separate account" for all references to a "fund" (except that the 7-day blackout periods as described in the Code of Ethics do not pertain to Private Investors, Managed Account Team and Relative Value Team investment personnel (hereinafter such investment areas to be defined in the aggregate as "Retail Separate Accounts")). (See Blackout Periods Restricting Purchases and Sales of Securities by Retail Separate Account Employees in this Chapter 2.).

[GRAPHIC OMITTED]

Trading Restrictions Applicable to All Employees
In addition to the personal trading restrictions described in our Code of Ethics and those described in this Section, you must also follow the requirements described below in connection with all personal securities transactions.

Trading Activity
o You are subject to the following trading restrictions on all personal securities transactions:
    o Transactions must not be timed to precede orders placed for any client, including our funds;
    o Trading activity must not be excessive in terms of your financial resources or in terms of time spent on your own investments;
    o Transfers of funds or securities between client accounts and employee accounts are prohibited;
    o You may not become a member of or have an interest in an investment club.
    o Payment for securities must be made by settlement date. Extensions in any margin account are not permitted;
    o Payment of proceeds must not be made before settlement date;

Merrill Lynch's "24 Hour Rule" and Restricted List

    o Merrill Lynch maintains a "24-hour List" in addition to a "Restricted List". Specific requirements prohibiting trading securities on these lists are included below.

    24-Hour Rule

    o You may not purchase or sell securities on Merrill Lynch's 24-hour list for an account in which you have an interest, or for any personal account over which you have investment discretion. You may, however, purchase or sell such securities on behalf of our clients.

    Restricted List

    o You may not purchase for your own account, for an account in which you have an interest, or for any personal account over which you have investment discretion, any security contained on the Merrill Lynch Restricted List. In addition, you may not purchase such a security for any account you manage if any Merrill Lynch entity, other than MLIM, has discretion or serves as trustee (for example, the Merrill Lynch Trust Company).

[GRAPHIC OMITTED]

Margin Accounts

As required by our Code of Ethics, all personal securities transaction are required to be effected through an account maintained with MLPF&S or another Merrill Lynch broker-dealer entity, unless you receive written permission from the Compliance Director. In addition, margin accounts you open are subject to the following requirements:

    A minimum equity requirement of $2,000, unless waived, must be met;

    All Regulation T and maintenance calls must be met promptly in accordance with existing procedures;

    A signed account agreement must be submitted with all necessary supporting documents;

    The account will be subject to the office manager's review of your investment objectives, net worth and circumstances;

    Extensions in employee margin accounts will not be granted;

    Regulation T violations can result in the imposition of restrictions on new margin commitments; and

    If listed uncovered option positions are held in your account, you will be required to meet and maintain minimum equity requirements for those positions.

Merrill Lynch Stock and Related Options

You may not give an opinion or make any comment which could be deemed to induce any person to buy, sell or hold Merrill Lynch stock. You may not provide any person with any material or direct to any person any correspondence which could be deemed to induce interest in buying, selling or holding Merrill Lynch stock or options even if the request for such material is initiated by a client. You may not purchase Merrill Lynch stock in any discretionary client account. You are permitted to purchase and sell for your own account Merrill Lynch debt securities, convertible debt securities and equity securities, but you may not engage in short sales (other than short sales against the box).

    Options

    o You may engage only in the following listed options transactions on Merrill Lynch common stock:
    o You may write call options on Merrill Lynch common stock only if the call options are fully covered by a position in Merrill Lynch stock held by you in an MLPF&S account (see below for information on the use of book value shares for options transactions);
    o You may purchase put options on Merrill Lynch common stock only if there is sufficient Merrill Lynch stock in the your account to meet any exercise;
    o You may write put options on Merrill Lynch common stock; and o You may close out any positions permitted above.
o You are prohibited from the following options transactions in Merrill Lynch stock:
    o Writing naked calls;
    o Buying calls; and
    o Long and short options combinations (e.g., straddles and spreads).
o Any 24-hour restriction on Merrill Lynch stock also applies to transactions in Merrill Lynch options during the same period. Transactions in either Merrill Lynch options or common stock are also subject to restrictions applicable to the trading of securities based on inside information discussed below.

Margin Accounts
o Eligible employees are permitted to margin or use as collateral Merrill Lynch securities to the same extent as other Merrill Lynch customers.

Use of Book Value Shares for Options Transactions
o You may write call options or purchase put options against Merrill Lynch Book Value Shares only to the extent of the number of freely transferable shares for which the Book Value Shares are exchangeable.

    o Example: If you hold 100 Book Value Shares having an exchange ratio of .5 Market Shares for each Book Value Share, you may not write or buy an option against Book Value Shares because the option would be partially uncovered when the ratio is applied. If you hold 200 Book Value Shares having a .5 to 1 ratio, you could write one call, or buy one put option against such shares.

    o The Corporate Secretary's Office can advise you of exchange ratios on various issues of Book Value Shares. At the time of placing an order for writing options, you must give written instructions to the Corporate Secretary's Office that if the option is exercised, and you have not closed out your position or tendered other shares for delivery, you automatically elect, regardless of whether such an exchange is an economically desirable decision, to exchange the Book Value Shares for Market Shares that must be delivered following receipt of an exercise notice and to deliver the Market Shares for satisfaction of the obligation. No proceeds from the option exercise price will be released by MLPF&S to you until the exchange of shares has been completed and delivery of the freely transferable common stock has been made.


     Special Prohibitions Applicable to Restricted Persons

    o Employees who have been specifically designated by Merrill Lynch as "Restricted Persons" are subject to special restrictions with respect to all transactions in the common stock or securities convertible into the common stock of Merrill Lynch. Before engaging in any transaction in Merrill Lynch securities, such persons must notify and receive approval from the Merrill Lynch Corporate Secretary.

Closed-End Fund Shares

Prior Approval is Required to Purchase Shares

    o If you are a portfolio manager, analyst, accountant or attorney for a closed-end fund, you may not purchase the fund's shares without the prior approval of the Supervisor in charge of the applicable investment area or the fund's secretary and the Compliance Department.

Short Swing Profits by MLIM or Fund Officers are Prohibited

    o If you are an officer of MLIM or a closed-end fund, you are prohibited from realizing profits on the purchase and subsequent sale, or sale and subsequent purchase, of the fund's shares within a period of six months (i.e., you may not realize "short swing" profits).

        o Example: If you buy the fund's shares at $8 per share, you may not within the next six months sell the fund's shares at $10 per share. Similarly, you may not sell the fund's shares at $10 per share and within 6 months purchase the shares at $8 per share.

[GRAPHIC OMITTED]

SEC Regulation FD - Disclosure of Information on Closed-End Funds

o All of MLIM exchange listed closed-end funds, as well as the continuously offered closed-end funds, are subject to the requirements of Regulation FD. Regulation FD (for "fair disclosure") is a set of rules that bar certain issuers of securities from sharing "material nonpublic information" with security holders and securities market professionals (such as securities analysts and Merrill Lynch financial consultants) unless that information is simultaneously disseminated through public channels.

o To ensure compliance with Regulation FD, MLIM has adopted policies regarding the disclosure of information on the MLIM-managed closed-end funds. Please see the memo entitled "SEC Regulation FD--Implications for MLIM Closed End Funds" (attached to this chapter as Exhibit 1) for a more in-depth discussion of MLIM's policy.

Blackout Periods Restricting Purchases and Sales of Securities by Retail Separate Account Employees

Retail Separate Account employees are defined as all employees associated with Private Investors, the Managed Account Team, and the Relative Value Team. As indicated earlier in this Code of Conduct, blackout periods as described in the Code of Ethics (Chapter 1) do not apply to Retail Separate Account investment personnel. Instead, given the nature of their investment processes, a blackout list, hereinafter referred to as the "Retail Separate Account Blackout List," applies to all Retail Separate Account employees. The Retail Separate Account Blackout List contains the names of issuers who have been added to or deleted from model portfolios, or whose weighting has changed with respect to model portfolios. As such, no Retail Separate Account employee will be permitted to effect a personal transaction for seven days in a security, or a security related in value, that appears on the Retail Separate Account Blackout List.

[GRAPHIC OMITTED]

Sanctions

Any trading-related violation, including failure to properly preclear a non-exempt personal trade (see Section 5 of the Code of Ethics for exempt securities) will incur the following sanctions.

First Failure to Preclear

    o Memo to employee with copy to supervisor
    o Code of Ethics will be provided to employee who will be advised to read it carefully

Second Failure to Preclear within Three Months

    o Employee must obtain written approval from supervisor for each trade for a 60-day period
    o Code of Ethics will be provided to employee and employee will be required to acknowledge his or her understanding of the Code of Ethics

Additional Non-Preclearances within Three Months

    o Employee will meet with the Code of Ethics Review Committee
    o Committee will consider suspension of trading privileges for up to 60 days (except to close out open positions when a severe financial hardship is demonstrated)
    o Written warning to employee's personnel file

Substantive Violations

    o Busting of trades or disgorgement of profits for each non-preclearance when the trade would not otherwise have been precleared by the Compliance Department (e.g., the trade poses a conflict of interest, violates a blackout period, or results in a non-permissible short-term profit)
    o Trades properly precleared but otherwise violating the Code of Ethics (e.g., those subsequently determined to constitute frontrunning) will require at a minimum, a meeting with the Code of Ethics Review Committee, 60-day supervisor approval for subsequent trades and a written warning to the employee's personnel file.

Chronic Violations

    o Review by Code of Ethics Review Committee
    o Sanctions may include busting of trades, disgorgement of profits and/or absorption of trading costs, supervisor approval for subsequent trades, suspension of personal trading privileges, suspension of employment (with or without compensation), termination of employment

[GRAPHIC OMITTED]

Insider Trading

Federal and state securities laws prohibit both MLIM and you from engaging in securities transactions for yourself or for others (including client accounts) based on "inside information." These laws also prohibit you from disseminating inside information to others who may use that knowledge to trade securities (so-called "tipping"). These prohibitions apply to all employees, temporary employees, consultants, and contractors and extend to activities within and outside of your duties at MLIM.

The sanctions against insider trading are particularly harsh and care must be taken in following our procedures on insider trading described below. To help you determine what is and is not "inside information," we have included general explanations and specific examples below. We have also included some commonly asked questions and their answers to help guide you in identifying inside information.

We have established separate procedures that you must follow to prevent the sharing of inside information (as well as other certain other information) within MLIM or with our affiliates. These procedures are described under Sharing Investment-Related Information/Our Information Barriers below. (Note: Certain MLIM investment personnel (e.g., the Global High Yield Bond and Bank Loan Group and the Global Allocation Group) have established their own information barriers and are, therefore, subject to their own procedures). In addition, purchase and sale transactions by our funds and private accounts may limit personal trading activities by you and others. See our Code of Ethics (Chapter 1) and Identifying Inside Information (below) and Other Personal Trading Restrictions (above) in this Chapter.

SEC Regulation FD - Implications for Portfolio Managers and Analysts

o Regulation FD (for "fair disclosure") bars certain issuers of securities from sharing "material non-public information" with security holders and securities market professionals (such as MLIM portfolio managers ("PMs") and analysts) unless that information is simultaneously disseminated through public channels. Regulation FD expressly places its prohibitions on issuers who disseminate information, not those who receive selectively disclosed information, and should not significantly impact the manner in which PMs and analysts seek and obtain information from companies.

o Issuers may, however, increasingly seek oral or written "confidentiality" agreements" before speaking to a portfolio manager or an analyst. Although Regulation FD specifically permits disclosure of material nonpublic information to persons who agree to keep the information confidential, a PM or analyst who enters into such a confidentiality agreement will be prohibited from trading upon that information. Accordingly, we strongly recommend that PMs and analysts refrain from agreeing to any confidentiality agreements and that any request to execute a confidentiality agreement should immediately be referred to the Compliance Director.

o For a more in-depth discussion of the implications for PMs and analysts, please see the memo entitled "SEC Regulation FD--Implications for MLIM Portfolio Managers and Analysts" (attached to this Chapter as
         Exhibit 2).

[GRAPHIC OMITTED]

What You Must Do If You Receive Inside Information

o If you receive information that you believe constitutes inside information, you must adhere to the following procedures:

    o Report the information immediately along with its source to the Compliance Director. By immediately informing the Compliance Director, you also allow lawyers to build a record to protect you in the event of any subsequent investigation or litigation.

    o Refrain from trading any securities of the issuer to which the information relates for yourself or others (including our funds and private accounts), unless you receive prior written approval from the Compliance Director. Keep in mind that securities may include debt and/or equity securities issued by the issuer and that issuers may include companies, corporations, or governmental entities/agencies.

    o Refrain from disclosing the information to others or making any other use of the information without the prior written approval of the Compliance Director, unless the disclosure or other action is specifically permitted under Sharing Investment-Related Information/Our Information Barriers below.

    o To avoid dissemination, you must not put any information you believe may be inside information in writing (unless expressly permitted under Sharing Investment-Related Information/Our Information Barriers below) without the written approval of the Compliance Director.

Investment Information Relating to our Funds and Private Accounts is Inside Information
o In the course of your employment, you may learn about the current or pending investment activities of our funds and private clients (e.g., actual or pending purchases and sales of securities). Using or sharing this information other than in connection with the investment of client accounts is considered acting on inside information and is therefore prohibited (unless specifically permitted under Sharing Investment-Related Information/Our Information Barriers below).
o Additional trading restrictions that you and others must follow in connection with the investment activities of our funds and private accounts are included under Code of Ethics (Chapter 1) and under Other Personal Trading Restrictions above.

[GRAPHIC OMITTED][GRAPHIC OMITTED]

Identifying Other Types of Inside Information

To constitute inside information, the information must be both "material" and "nonpublic." See also Commonly Asked Questions below, which is designed to assist you in identifying inside information.

What is "Material" Information?

o "Material information" generally includes information for which there is a substantial likelihood that a reasonable investor would consider it important in making an investment decision, or it could reasonably be expected to have a substantial effect on the price of the issuer's securities.
o        No simple test exists to determine when information is material;
         assessments of materiality involve a highly fact-specific inquiry. Because materiality determinations are often challenged with the benefit of hindsight, if you have any doubt whether certain information is "material" so as to require you or others to refrain from trading or sharing information, those doubts must be resolved against trading or communicating the information. You must contact the Compliance Director in these circumstances.

Examples of Inside Information/Non-Public, Material Information

         o Keep in mind that inside information can come from any source, including, but not necessarily limited to, an employee, officer, or director of an issuer or an acquaintance, internet chat room, friend, family member, fellow employee, temporary employee, consultant, independent contractor, etc. Information must be presumed to be inside information if the information is non-public and relates to the matters identified below:

        o Dividend changes, including increases or decreases;
        o Changes in credit ratings;
        o Significant expansions or curtailments of operations or significant increases or decreases of orders
        o Planned offerings of securities (including offerings underwritten by one of our affiliates);
        o Extraordinary borrowings or liquidity problems;
        o Corporate actions the issuer is considering;
        o Proposed favorable or unfavorable news articles featuring the issuer;
        o Earnings information, including whether the issuer will or will not meet expectations;
        o Inflows or outflows of client assets or assets under management;
        o Changes in control, mergers, acquisitions, tender offers, joint ventures, divestitures, or changes in assets;
        o New products or discoveries, or developments regarding customers or suppliers (e.g., the acquisition or loss of an important contract);
        o Changes in management, key personnel, or employee turnover;
        o Changes in compensation policy;
        o A change in auditors or auditor notification that an issuer may no longer rely on an audit report; o Events regarding an issuer's securities - e.g., defaults on senior securities, calls of securities for redemption, repurchase plans, stock splits or changes in dividends, changes to the rights of security holders, public or private sales of additional securities;
        o Significant litigation; and
        o Bankruptcy, corporate restructuring or receivership.
        o A governmental entity's or agency's decision to no longer issue certain maturities of debt.

[GRAPHIC OMITTED]

What Constitutes "Non-Public" and "Public" Information?

o Information is "nonpublic" if it has not been disclosed to the general public by means of a press release, SEC filing, other media for broad public access, or at a meeting at which the public was given notice and allowed to attend. You must be able to point to some fact to show that the information is generally public.
o Information may be deemed to have been made public - and thus not subject to the prohibitions on insider trading - in a number of different ways, including when the information:

        o Appears in the press or in a widely disseminated source or publication (e.g., Dow Jones tape, Reuters, The Wall Street Journal, The New York Times);
        o Is included in publicly available regulatory filings (e.g., when the information is available through the public data base of a federal regulatory agency, such as the SEC);
        o Is disclosed in a stockholder report or a press release from the issuer;
        o Is announced in a public forum such as a stockholder meeting;
        o Is provided by the issuer freely to anyone making an inquiry;
        o Is being disseminated to traders generally by brokers or institutional analysts, unless there is a reasonable basis to believe that such information is confidential and came from a corporate insider; and
        o Is received from a person who does not have a relationship with the issuer or who does not otherwise owe a duty of confidentiality to the issuer or another person.

o Material, non-public information that is later made public is no longer subject to the prohibitions on insider trading.

[GRAPHIC OMITTED]

Commonly Asked Questions

Questions arise from time to time with respect to what constitutes inside information. With that in mind, we have set forth below some commonly asked questions and answers to serve as guidance.

    o Q: My decision making is based on my own security analysis. My conclusions are not published in the marketplace. Are my conclusions inside information preventing me from trading?
    o A: We liken a security analyst's conclusions drawn from available information to a craftsman's creation of a mosaic picture from pieces of tile. Assuming that no piece itself is based on inside information, a security analyst may put the pieces together to form a total picture. The "picture" that is the security analyst's own work product is not inside information.
    o Q: What if the analysis comes from a sell-side analyst?
    A: The same considerations described in the first question apply to a sell-side analyst's work product as to a portfolio personnel's work product. The sell-side analyst's recommendation or report is not considered inside information if no part of the information is based on inside information.
    o Further Explanation: You may generally assume that information provided by a reputable sell side firm is lawfully gathered. However, if you have reason to believe that the information was obtained by a breach of confidence or other illegal means (e.g., the sales coverage says, "I was told by the investment banker on the deal..." or "we think the information was leaked from a magazine or rating agency") that information may not be used. In these circumstances, do not trade the security without the prior written approval of the Compliance Director.
    Although we may be the sell side firm's first (or even only) call, you may use a sell side analyst's proper work product immediately. There is no requirement that the analysis must be publicly disseminated before it can be used.
    o Q: When I talk to the issuer, is the information I receive "inside" information?
    o A: The presumption is that the information you receive from talking to an "authorized person" at the issuer is not inside information.
    o Q: Who is an "authorized person" at an issuer?
    o A: An authorized person is a person authorized to talk to investors about the particular topic in the ordinary course of the person's duties. Unless you know otherwise, you may consider any CEO, COO, CFO or Investor or Public Relations official as authorized to talk to you about any topic. In addition, any other officer, employee, or agent of the issuer who regularly communicates with any securities professionals or shareholders is considered an authorized person.
    o Q: What if I am the only securities analyst who bothers to talk to the authorized person?
    o A: In itself, that creates no problem. You may presume (unless you know otherwise) that if the authorized person will talk to you, the authorized person would be willing to talk to other investors and research firms. Our clients are not disadvantaged because our personnel are more diligent.

    o Q: Can I use information provided to me by an authorized person in the course of that person's duties?
    o A: Ordinarily, yes. However, we consider some information material per se and you must not trade based on that information without the prior written approval from the Compliance Director, even if its source is an authorized person acting in the ordinary course of business. This type of information is typically so obviously material that there is no need for any work product or analysis by our personnel. Examples of this type of information are included above under Sharing Investment-Related Information/Our Information Barriers below.
    Q: If I obtain information whose ultimate source involved a breach of a duty or an illegal act, may I trade the security if I had no direct contact with the offending person?
    o A: No. If you have reason to know that the information originated through a tainted source, it remains tainted in our hands -- and you cannot trade the security without the prior written approval of the Compliance Director.

[GRAPHIC OMITTED]

Trading Stock to Affect the Markets/Manipulative Trading Practices

In addition to the prohibitions on insider trading, the federal securities laws prohibit you and others from engaging in manipulative trading practices. If you violate these laws, you may be responsible for the damages sustained as a result of the manipulative activity, in addition to other sanctions. These laws prohibit you, when acting for yourself or for others (including our client accounts), from:

o Engaging in trading or apparent trading activity for the purpose of causing the price of a registered security to move up or down, and then taking advantage of the price movement by buying or selling at the "artificial" price level (a practice known as "pumping and dumping"). For more information regarding portfolio pumping, please refer to Trading (Chapter
     4).

o Using the mails or any other method of interstate commerce to manipulate securities prices by creating a false or misleading appearance of active trading (a practice known as "mail fraud"); and

o Circulating or disseminating, in the ordinary course of business, information to affect the price of any security (a practice known as "rumor mongering").

[GRAPHIC OMITTED]

Sharing Investment-Related Information/Our Information Barriers

We have established procedures that create information barriers between the professionals within MLIM and between our professionals and those of our affiliates. The procedures are designed to prevent the dissemination of inside, confidential and proprietary information and to prohibit communications intended to place unusual pressure on a portfolio manager or analyst at a MLIM Company to participate in Merrill Lynch underwritings or to favor the interests of Merrill Lynch's investment banking clients.

In order to prevent the dissemination of inside information between MLIM professionals, certain MLIM investment personnel (e.g., the Bank Loan Group) have established their own information barriers and are, therefore, subject to their own procedures.

The procedures that were designed to create barriers between MLIM and other Merrill Lynch affiliates are described in our "Policies and Procedures Concerning Communications Between Merrill Lynch Investment Managers Companies and Merrill Lynch Investment Banking, Trading and Research Areas"(attached to this Chapter as Exhibit 3) and are summarized below. Because of the broad nature of the financial service activities we and our affiliates conduct, these procedures are required by law and critically important. You must have a working knowledge of these procedures to prevent inappropriate dissemination of information to our affiliates. Our affiliates are also subject to their own information barriers, which govern the dissemination of information among their employees and to our professionals and those of other affiliates.

    o Our information barriers are designed to prohibit inappropriate communications and avoid placing inappropriate pressure on portfolio managers and analysts to participate in Merrill Lynch underwritings or favor the interest of Merrill Lynch's investment banking clients. Failure to comply with our information barriers may result in adverse consequences for MLIM and violations of securities laws. Consequently, you must abide by our procedures and discuss them with the Compliance Director if you have any questions. To illustrate how our information barriers and the securities laws could be violated, a few examples are provided below.
    o Example 1: It would violate our procedures and the law if an investment banker at MLPF&S disclosed inside information about an impending transaction to a portfolio manager at MLIM who traded based on that information.
    o Example 2: It would violate our procedures and the law if an investment broker called a Portfolio Manager and asked how he or she intends to vote on an upcoming proxy.
    o Example 3: Our investment personnel must not ask a Merrill Lynch investment banker about any aspect of Merrill Lynch's role in a potential business opportunity.
    o Example 4: Our investment personnel must not inform an affiliated broker of whether an investment banking client of Merrill Lynch is currently on, or has been removed from any "buy list" or approved counterparty list maintained by us.

[GRAPHIC OMITTED]

Additional Considerations when Non-Public Private Offering Materials are
Received

Although not specifically addressed in our information barrier procedures, you must take particular care and follow the procedures described below if you receive non-public private offering materials. This information must be treated as inside information, even if received on an unsolicited basis.

    o Certain investment banking firms, when delivering offering memoranda for Rule 144A or other private offerings, occasionally include a sealed package containing nonpublic financial projections. The package typically contains a notice that the information enclosed has not been made public and the receipt of such information may impose legal restrictions on the recipient's trading activities.
    o If you or your secretary opens such a package and reviews the contents, your group or MLIM may be regarded as being in possession of inside information. For your protection, the following procedures must be followed with respect to unsolicited receipt of sealed packages containing financial projections or other nonpublic information:
        o Ensure that clerical or administrative staff who may receive and organize mail or offering materials are aware of the significance of sealed packages bearing notices such as the one described above and know to bring such packages to your attention before opening them;
        o If you do not wish to receive these types of packages, communicate this to your sales coverage;
        o If you receive this type of package and do not wish to review the contents, send the unopened package to the Compliance Director so that appropriate records may be maintained (do not dispose of the package); and
        o If you do wish to review the contents or have accidentally opened the package, contact the Compliance Director to determine what measures, if any, need to be taken.

[GRAPHIC OMITTED]

General Business Conduct/Conflicts of Interest

We are committed to the highest standards of business conduct. As a consequence, the conduct of each employee is vitally important to us. A single misstep can disadvantage our clients and undermine our reputation. You must always protect the integrity of MLIM and act in the best interests of our clients.

The requirements governing your day-to-day activities are addressed in our corporate policy entitled "Guidelines for Business Conduct." Merrill Lynch's full policy can be found on the General Counsel website of Worlnet at: http://ogc.worldnet.ml.com/gbc/bccont.html. You must familiarize yourself with and follow these guidelines. Failure to do so will result in serious sanctions, including termination of employment and other potential penalties. In addition, you should note that certain procedures apply to "family members". For purposes of our procedures, "family member" means your spouse, children, or other relative, whether related by blood, marriage or otherwise who either:

    o Is financially dependent upon you; or

    o Whose investments you control.

The term "family member" also includes any unrelated individual whose investments are controlled by you or to whose financial support you materially contribute.

To assist you in meeting the standards contained in our Guidelines for Business Conduct, we have summarized below certain key procedures applicable to most employees.

    o Our Guidelines for Business Conduct describe the basic standards of conduct pertaining to:
        o Safeguarding the assets and property of Merrill Lynch, our clients, and our shareholders;
        o Proper use of information, confidential or otherwise;
        o Conflicts of interest and adherence to rules of law; and
        o  Respect  for  all  individuals,   including  Merrill  Lynch  clients,
        shareholders and employees.
    o With respect to potential conflicts of interest, our corporate policy provides guidance about:
        o Outside business activities;
        o Relationships with foreign government officials;
        o International boycotts;
        o Gifts, gratuities, and other payments;
        o Potential  conflicts  relating to our relationships  with competitors;
        and
        o Money laundering.

[GRAPHIC OMITTED]

Additional Guidance

The following considerations in connection with gifts, entertainment and gratuities and outside business activities are intended to provide further guidance to you.

Gifts and Entertainment

MLIM Americas has adopted a gifts and entertainment policy to ensure, within reason, that gifts and entertainment received by an employee do not interfere with the employee's judgment. By accepting gifts, entertainment or other personal benefits in connection with their employment, employees may raise questions about their impartiality and ethical values. To assist you, we have summarized below certain key policies and procedures, but for a more in-depth discussion of MLIM's policy, please see the MLIM Americas Gifts and Entertainment Policy attached to this chapter as Exhibit 4.

Key points are as follows:

    o Employees may not solicit gifts or entertainment from third-party service providers.
    o Employees must keep a log of each gift received with an estimated market value over $25. Logs may be reviewed by supervisors at any time.
    o No employee may receive more than $100 of gifts in a calendar year from a single source.
    o Acceptance of business entertainment must be limited to a reasonable amount in terms of value per event and overall frequency. Business entertainment must be included in a gift and entertainment log but does not need to be valued.
    o "Big ticket" events, such as major sporting events, must receive pre-approval from the department head. The department head may approve the event if the employee is accompanied by the third party service provider and can demonstrate that attendance will foster a legitimate MLIM business purpose.
    o Entertainment gifts, which are defined as an event or dinner attended by an employee at which the party bearing the cost of the event is not in attendance, must be pre-approved by the employee's manager prior to acceptance. If the entertainment gift exceeds the $100 limit, the employee will be required to reimburse the donor for the excess amount, if possible, or donate the excess amount to a charity of their choice.
    o Home delivery of gifts is not permitted.
    o Cash gifts may not be accepted.
    o The giving of gifts is limited to $100 per year to an individual and must be approved by a supervisor. o The giving of gifts to or entertainment of government officials must be precleared with the Compliance Director.

[GRAPHIC OMITTED]

Outside Activities

Without the prior written approval of the Compliance Director, you may not engage in any outside business activities that may give rise to conflicts of interest or the appearance of conflicts of interest or otherwise jeopardize the integrity or reputation of MLIM or any of our affiliates. Although we do not require approval of outside activities undertaken by family members, you must contact the Compliance Director if you believe that any such outside activities raises or appears to raise a conflict of interest in connection with your employment or the business activities of MLIM or one of our affiliates.

o Considerations for Approving Outside Activities: Whether a particular outside activity may be approved or continued in the future will depend on a variety of factors including the extent to which the proposed activity could violate any law or regulation, interfere with your responsibilities to us, involve prolonged absences during business hours, or compete with our interests. Additionally, the possibility of adverse publicity and potential liability will be weighed. Approval for outside activities must be obtained from your immediate Supervisor and the Compliance Director.
o The following prohibitions are in addition to those included in our corporate policy, "Guidelines for Business Conduct":

o   Without the written approval of the Compliance Director, you must not:

    o Serve as an outside director in another firm;
    o Hold a seat in public office, or commit to a candidacy or a formal position
    o on a campaign committee;
    o Operate a hedge fund or sponsor or participate in an association or group formed to invest in securities (e.g., an investment club); or
    o Recommend another firm's investment management, brokerage, or similar services for a referral fee, unless the recommendation is allowed by a program we have established.

Electronic Communications

We strive to maintain a professional work environment in every respect, including matters related to electronic communications. We follow our corporate policy, Guidelines for Electronic Communications, which outlines our standards for using electronic communications. Merrill Lynch's full policy can be found on the General Counsel website of Worldnet at: http://ogc.worldnet.ml.com.gec/geccont.htm. Any misuse of MLIM resources can result in disciplinary action, including termination of Internet access privileges and immediate dismissal. You must familiarize yourself with and abide by this policy. To assist you in meeting these requirements, we have summarized below certain key procedures applicable to most employees.

  o Electronic communications, including connections to Internet and Intranet Web sites conducted using Merrill Lynch computing or network resources, are the property of Merrill Lynch and are subject to monitoring.
  o The corporate policy on electronic communications provides specific guidance on:
    o Responsibilities and professionalism on-line;
    o E-mail usage and standards for communication;
    o Transferring information safely;
    o Interactions with the public in the new medium (e.g., Internet mailing lists, on-line forums, Usenet groups and Internet Relay Chat);
    o Internet surveillance and the use of our name;
    o Access to the Internet;
    o Downloading software; and
    o Your obligation to report misconduct.

Political Contributions and Other Political Activities

The employees of MLIM and our affiliates are subject to strict requirements relating to political contributions and other political activities. These requirements are required by law and are set forth our corporate policy for Political Contributions. Merrill Lynch's full policy can be found on the General counsel website of Worldnet at: http://ogc.worldnet.ml.com/polcmenu.htm. You must familiarize yourself with and follow this policy. Failure to do so will result in serious sanctions, including termination of employment and other potential penalties. To assist you in meeting these requirements, we have summarized below certain key procedures applicable to most employees.

[GRAPHIC OMITTED]

    o No payments of any kind may be made by us or any affiliate or by you or any other person, directly or indirectly, to any person, government, corporation, or other entity for the purpose of obtaining or retaining business, or for the purpose of corruptly influencing favorable consideration of applications for a business activity or other matter.
    o The corporate policy on political contributions provides guidance about:
    o Restrictions on federal, state, and local political contributions by you or on behalf of MLIM;
    o Employees who hold or run for public office;
    o What political contributions are;
    o Other contributions; and
    o Political opinions.

Privacy Policy and Pledge

Merrill Lynch Protects the confidentiality and security of client information. Employees must understand the need for the careful handling of this information.

Merrill Lynch's client information privacy policy provides that:

    o We do not sell or rent clients' personal information.
    o Employees may not discuss the business affairs of any client with any other employee, except on a strict need-to-know basis.
    o We do not release client information, except upon a client's authorization or when permitted or required by law.
    o Third-party service providers with access to client information are required to keep such information confidential and use it only to provide services for Merrill Lynch.

[GRAPHIC OMITTED]

We also comply with local law where the law imposes additional restrictions on the confidentiality and security of client information. Questions concerning the confidentiality or security of client information should be directed to your manager or the Compliance Director. The U.S. Merrill Lynch Privacy Pledge can be found at: http://www.worldnet.ml.com/wn_news/pdfs/03182002_pm.pdf. Please read this policy carefully.
At Merrill Lynch, the interests of our clients always come first. Consistent with this tradition of trust, the confidentiality and security of client information is paramount, and safeguarding client information is every employee's responsibility.

[GRAPHIC OMITTED]

Regulatory, Legal and Other Contacts

Care must be taken in responding to oral or written inquiries from regulatory agencies, government officials and others outside of MLIM (as described below), since their questions may relate to matters beyond our ordinary business or concern serious issues. You must follow the procedures described below (which require the Compliance Director's immediate notification) if you receive these inquiries.

Inquiries from Regulatory Agencies

    o All inquires, written or oral, for information by governmental or self-regulatory authorities, including but not limited to representatives of the SEC, the NASD, the NYSE, the CFTC, the Internal Revenue Service, the Department of Labor, and the states, must be reported immediately to the Compliance Director.
        o In the case of telephone inquiries, you must obtain the name, agency, address, and telephone number of the representative making the inquiry.

Litigation Relating to MLIM or Your Employment with Us

    o Only authorized employees may accept legal process on our behalf.
        o If an attempt is made to serve you with a legal process intended for MLIM, you must refuse it and immediately notify the Compliance Director.
        o If you are served with a subpoena that relates to your employment with us or directly to us or one of our affiliates, clients, or other employees, you must notify the Compliance Director immediately. See also the section relating to Breaches of Our Policies and Procedures/Legal Violations below for further guidance regarding our procedures.

Litigation Relating to our Industry

    o If a regulator of a law firm or private investigator retained by a law firm contacts you to inquire about regulatory matters or litigation affecting our industry, please contact the Compliance Director.
        o You should record the name, agency or firm, address and telephone number of the person making the inquiry, and the general nature of their inquiry and provide this information to the Compliance Director.
        o It is imperative that you be very careful in responding to such inquiries since your responses may have significant implications for MLIM.

[GRAPHIC OMITTED]

Other Contacts

        o Periodically, attorneys, accountants, broker/dealers, other investment advisers, credit agencies and others may request information about our operations, clients or employees.

        o Any request for information that is not generally released by us in the ordinary course of business must be referred immediately to the Compliance Director.

[GRAPHIC OMITTED]

Breaches of Our Policies and Procedures/Legal Violations

Protecting our reputation is everyone's job. You have an obligation to question any action or proposed action that may violate our Code of Conduct or the other policies and procedures contained in this Manual. You must report any known or suspected violation of our policies and procedures or any other action or proposed action that could adversely affect your fellow employees, our clients or vendors or the integrity of MLIM. The normal process for such reporting is to your immediate Supervisor and to the Compliance Director. If you believe that reporting suspected violations to your immediate Supervisor would not sufficiently apprise MLIM of the problem or would otherwise be inappropriate, then you may contact the MLIM General Counsel.

To report concerns on a confidential basis, call the Office of General Counsel's Ethics Hotline. In New York State or outside the United States, call 212-449-9590. In the U.S., outside New York State, call 800-338-8954, or write to the General Counsel Hotline, P.O. Box 490, Church Street Station, New York, NY 10008. You need not disclose your identity.

If you commit a breach of our policies and procedures or otherwise violate the law, you may be subject to sanctions as described below.

Notifying the Compliance Director

    o You must notify the Compliance Director immediately if you become aware that MLIM or other employees have violated any securities law or regulation, this Code of Conduct or our other policies and procedures, since MLIM may be required to notify the appropriate regulatory authorities.

Sanctions

Internal

    o We must take appropriate disciplinary actions against you for violating the policies and procedures contained in this Manual as well as in the event of other legal violations. Penalties are imposed in light of the circumstances of each case after taking into account, for example, the severity of the violation and whether the violation is a first time or repeated offense. The penalties we may impose include a:
      o Warning;
      o Reprimand;
      o Reassignment of duties;
      o Suspension of activities (e.g., your ability to trade for personal accounts);
      o Monetary fine, including a reduction in bonuses;
      o Suspension or termination of employment; or
      o A combination of the foregoing.

External

    o Government authorities and regulatory bodies, such as the SEC and NASD, may impose penalties for violations of securities laws. These penalties may include:
        o Formal censure;
        o Monetary fines;
        o Disgorgement of profits;
        o Suspension from securities-related activities;
        o Disbarment from the securities industry;
        o Imprisonment; or
        o A combination of the foregoing.

[GRAPHIC OMITTED]

                                                                      APPENDIX A
                        Merrill Lynch Investment Managers
                                   (Americas)
                                      *****
                                 Code of Conduct

                                Legal References

An Adviser's Fiduciary Obligations Generally

The U.S. Supreme Court has held that Section 206 of the Advisers Act imposes a fiduciary duty on investment advisers by operation of law (see SEC v. Gains Capital Research Bureau, Inc., 375 U.S. 180 (1963)). In the broadest sense, this requires advisers to always act in a manner reasonably believed to be in the best interests of their clients. An adviser's fiduciary obligations encompass a duty to be loyal to clients. An adviser must never put its own interests ahead of the interests of its clients.

Section 206 of the Advisers Act

Section 206 of the Advisers Act (the statute's general anti-fraud provision) prohibits an investment adviser from:

    o Employing any device, scheme or artifice to defraud any client or prospective client;

    o Engaging in a transaction, practice, or course of business that operates as a fraud or deceit upon any client or prospective client; or

    o Engaging in any act, practice, or course of business that is fraudulent, deceptive, or manipulative.

Section 206 has been interpreted broadly by the SEC in order to attack a wide range of abusive practices by investment advisers, including trading based on inside information (as discussed below). Section 206 is also the regulatory authority for the adoption of restrictions governing personal trading.

Short-Swing Profits Prohibited by Closed-End Fund Officers

Section 16(a) of the Exchange Act imposes certain reporting requirements on certain insiders with respect to their stockholdings and transactions in an issuer's securities. Section 16(b) imposes liability on insiders of an issuer for profits derived from short [GRAPHIC OMITTED]swing trading (a purchase and sale or sale and purchase occurring within any six-month period). These restrictions apply to the officers of our closed-end funds.

Insider Trading/Information Barriers

U.S. federal securities laws prohibit trading in securities based on material, non-public information ("inside information") or disclosing such information to others who are in a position to trade based on the information. The person who trades or "tips" inside information violates the law if he or she has a fiduciary duty or other relationship of trust and confidence not to use the information. Trading is also prohibited when a person who receives information through a confidential relationship uses ("misappropriates") the information for his or her own trading or tips to others. The prohibitions relating to inside information applies to a broad range of persons involved in the securities markets, not just corporate officers and directors. It would, for example, violate the law if an investment banker at MLPF&S disclosed inside information about an impending transaction to a portfolio manager at MLIM who traded based on that information.

As insider trading is considered a deceptive practice, cases are brought by the SEC under the general antifraud provisions of the federal securities laws (e.g., Section 10(b) of the Exchange Act and Rule 10b-5 discussed below).

Corporations, broker-dealers, investment advisers, and other "controlling persons" who supervise a person who violates the insider trading laws may also be held liable. For example, a controlling person may be penalized if he or she knew or recklessly disregarded the fact that the person under their supervision was likely to engage in insider trading and failed to take steps to prevent it.

For purposes of these laws, each of our affiliated companies is considered to be a distinct entity, and information possessed by one individual associated with a particular entity is generally attributed to all individuals associated with that entity. Thus, a communication of inside information from Merrill Lynch International to any MLIM employee may be deemed to have been communicated to MLIM and all our employees. Such a communication of inside information could therefore cause a violation of law even if the MLIM employee who receives the information does not trade on it, and an MLIM portfolio manager, who did not actually know about the communication, traded the security. It is therefore crucial to prevent communications of inside information from one company to another, even if the communications are innocently intended.

Failure to comply with these laws may result in regulatory sanctions such as censure, fines or suspension or permanent bar from the securities industry, depending on the conduct involved.

Civil penalties may include disgorgement of profits, according to guidelines established under Section 21A of the Exchange Act. The SEC may seek a penalty of up to three times the amount of profits from insider trading. The SEC may also award bounties of up to 10 percent of the penalties recovered, through litigation or settlement, to informants who provide information leading to successful enforcement actions against insider trading.

[GRAPHIC OMITTED]

SEC Rule 10b-5

Under Section 10(b) of the Exchange Act, as implemented by the SEC's Rule 10b-5, it is unlawful, in connection with the purchase or sale of a security, to:

    o Employ any device, scheme, or artifice to defraud;

    o Make any untrue statement of a material fact or to omit to state a material fact necessary in order to make the statements made, in the light of all circumstances, not misleading; or

    o Engage in any act, practice, or course of business, which operates or would operate a fraud or deceit upon any person.

The SEC and others may bring a securities claim under 10b-5. In order to prevail, the SEC must demonstrate, among other things, that the adviser acted with scienter (i.e., with intent to deceive, manipulate or defruad) or with an equivalent degree of reckless disregard in making a recommendation.

Section 204A of the Advisers Act

Section 204A of the Advisers Act is designed to prevent misuse of inside information by advisers, their employees, or affiliates through insider trading or otherwise. Section 204A requires an investment adviser to adopt policies and procedures to preserve the confidentiality of information and reduce the possibilities for insider trading. Specifically, Section 204A requires an investment adviser to "establish, maintain and enforce written policies and procedures reasonably designed" to prevent the misuse of material, non-public information by the adviser or anyone associated with the adviser.

The SEC has not issued specific guidance on what must be addressed in the policies and procedures, largely because of the need to take into consideration the nature and particular circumstances of each investment adviser's business. However, the following elements have been identified as important components to the policies and procedures required by Section 204A:

  o Appointment of a Compliance Officer;
  o Employee acknowledgement, upon employment and annually thereafter, regarding promulgation, distribution, understanding and commitment to compliance with written policies and procedures; Development of a continuing education program;
  o Adoption of information barriers;
  o Review of employee trading;
  o Restricted lists, watch lists and rumor lists; o Exception reports and investigations; and o Information control and security.

[GRAPHIC OMITTED]
NASD Conduct Rule 2120

NASD Rule 2120 prohibits an adviser from effecting any transaction in, or inducing the purchase or sale of, any security by means of any manipulative, deceptive or other fraudulent device or contrivance.

Information Barriers

In order to prevent manipulative trading activity, federal securities laws prohibit trading in a security by an affiliate of the issuer or underwriter during certain time periods preceding distribution of the security. The law exempts certain affiliates of an underwriter from the trading prohibition, if the underwriter and the affiliate are operated independently of one another and maintain and enforce procedures designed to prevent flow of information from the underwriter to the affiliate. So long as the information barrier is maintained, the affiliate is not in a position to attempt to manipulate markets on behalf of its affiliated underwriter and is therefore exempt from the trading restrictions that would otherwise apply.

Regulation M

The SEC's Regulation M generally prohibits distribution participants (i.e., underwriters, broker-dealers, and others participating in a distribution) or an "affiliated purchaser" (e.g., an investment adviser affiliated with the underwriter) from purchasing or bidding for certain securities during an offering. Therefore, Regulation M may prevent investment advisers with affiliated underwriters from purchasing securities for clients immediately before or during an offering. However, such an investment adviser generally will not be subject to the restrictions of Regulation M if:

  o The affiliated underwriter implements written policies and procedures reasonably designed to prevent the flow of information relating to the offering to or from the affiliate and there is an annual independent assessment of these policies and procedures;
  o The affiliated investment adviser has no officers, employees (other than ministerial, clerical, support personnel) in common with the affiliated underwriter that direct, effect, or recommend securities transactions; and
  o he affiliated investment adviser does not act as a market maker or engage, as a broker-dealer, in solicited transactions or proprietary trading in the securities during certain offering periods.

[GRAPHIC OMITTED]
General Business Conduct/Conflicts of Interest

NASD Rule 2110

NASD Conduct Rule 2110 requires a member to "observe high standards of commercial honor and just and equitable principles of trade".

Gifts and Gratuities

NASD Conduct Rule 3060 prohibits advisers or any associated person from, directly or indirectly, giving or permitting to be given anything of value, including gratuities, in excess of $100 per individual per year to any person, principal, proprietor, employee, agent or representative of another person where such payment or gratuity is in relation to our business. The following guidelines apply to the giving and receiving of gifts and gratuities under Rule 3060:

o  A gift of any kind is considered a gratuity;
o The Rule does not apply to certain contracts of employment subject to pre-existing written agreements; and
o The Rule requires the adviser to retain a separate record of all payments or gratuities in any amount known, any employment agreements referred to above, and any related compensation paid for a period of not less than three years.

Outside Business Activities

NASD Conduct Rule 3030 prohibits persons associated with a member in any registered capacity to be employed by, or accept compensation from, any other person as a result of any business activity, other than a passive investment, outside the scope of his or her relationship with his or her employer, unless he or she has provided prompt written notice to the member.

Political Contributions

Political contributions by an investment adviser and their personnel must be consistent with all applicable laws, rules and regulations, including those of the Federal Election Commission (FEC). The FEC administers the Federal Election Campaign Act (FECA), which regulates the making of campaign contributions and expenditures in connection with primary and general elections to federal offices. It requires disclosure of, and imposes limitations on, contributions and expenditures. FECA defines what constitutes permissible and impermissible contributions and expenditures and permits the establishment and administration of "separate segregated funds" to be used for political purposes. Substantial civil and criminal penalties may be imposed for violations of FECA. State campaign finance laws may also apply.

[GRAPHIC OMITTED]

Rule G-7 of the Municipal Securities Rulemaking Board governs political contributions to government officials who are capable of influencing the selection of a broker-dealer to underwrite municipal obligations. In general, Rule G-7 requires a two-year "time-out" from doing business with the government entity after making such a contribution.

[GRAPHIC OMITTED]

                                    Exhibit 1

Privileged and Confidential            Interoffice Memorandum
                                       To: Distribution At: MLIM Americas
                                       From: Alice A. Pellegrino Martin G. Byrne
[GRAPHIC OMITTED]
                At: MLIM Legal Advisory Tel: 609-282-0985 Date: October 23, 2000

       SUBJECT: SEC REGULATION FD - IMPLICATIONS FOR MLIM CLOSED END FUNDS

The Securities and Exchange Commission ("SEC") recently adopted Regulation FD (for "fair disclosure"). Regulation FD is a new set of rules that will bar certain issuers of securities from sharing "material nonpublic information" with security holders and securities market professionals (such as securities analysts and Merrill Lynch financial consultants) unless that information is simultaneously disseminated through public channels. The new Regulation will take effect on October 23, 2000. The Regulation applies to the disclosure activities of closed-end investment companies.

All the MLIM exchange listed closed-end funds are clearly subject to the requirements of Regulation FD. These funds include the tax-exempt bond funds, high yield taxable corporate bond funds, and bank loan funds, as well as the S&P 500 Protected Equity Fund, Inc. and the Mercury Europe Fund, Inc. Regulation FD also applies to the MLIM continuously offered closed-end funds, including ML High Income Municipal Bond Fund, Inc., ML Municipal Strategy Fund, Inc. ML Senior Floating Rate Fund, Inc., Mercury Senior Floating Rate Fund, Inc., and ML Senior Floating Rate Fund II, Inc. The MLIM open-end funds are explicitly not covered by the regulation.

Summary of Regulation FD

Scope. Regulation FD generally applies to any issuer of registered securities that has ongoing reporting obligations with the SEC, including closed-end investment companies. The Regulation does not apply to mutual funds, unit investment trusts, or private investment companies such as hedge funds.

Regulation FD applies to the disclosure of "material nonpublic information" about an issuer or its securities to:

    o Broker-dealers (including Merrill Lynch, Pierce, Fenner & Smith) and their associated persons;
    o Investment advisers, institutional investment managers, and their affiliated persons;
    o Registered or private investment companies; and
    o A holder of the issuer's securities, if it is "reasonably foreseeable" that the holder will trade on the basis of the information.

[GRAPHIC OMITTED]

Disclosure of material nonpublic information to these persons can only occur if it is also made publicly. The disclosure must be simultaneous for "intentional" disclosures. For "non-intentional disclosure," the obligation to publicly disclose is triggered when a covered individual learns of the non-intentional disclosure, and must occur within 24 hours of that discovery, or the commencement of the next day's trading on the New York Stock Exchange, whichever is later.

Covered Individuals. Regulation FD only applies to disclosures by "persons acting on behalf of an issuer," which is defined to include:

    o Any senior official of the issuer, which would generally include senior management of each closed-end fund, including portfolio managers; and
    o Any other officer, employee, or agent (including MLIM) of a closed-end fund who regularly communicates with any securities professionals or shareholders.

Public Disclosure Channels. Regulation FD requires issuers to use one or more of several channels to satisfy the public disclosure requirement, including the following:

    o A Form 8-K filed with the SEC (closed-end funds do not currently have this option);
    o A press release through a widely circulated news or wire service;
    o An announcement made through a press conference or conference call that members of the public may attend or listen to, either by telephone or through the Internet, or some combination of all of these means.

"Materiality." The term "material" is not defined in Regulation FD. Instead, it refers to a fairly amorphous definition of "materiality" previously provided by the SEC and the courts, i.e., that "there is a substantial likelihood that a reasonable shareholder would consider it important in making an investment decision."

Application to the News Media. Although not expressly set out as a separate category of excluded disclosure, the SEC has made clear that it intends to exclude communications with the news media from coverage by the Regulation.

Proposed Policies For Closed End Funds

In order to ensure compliance with Regulation FD with respect to the closed-end funds, MLIM is adopting the following policies:

1. Contacts with Securities Market Professionals and Fund Investors. Contacts with and disclosures to securities market professionals - including analysts, Merrill Lynch Financial Consultants, and third party brokers - and with fund shareholders are restricted to the MLIM Product Manager assigned to each department and to those individuals designated as contact persons by senior management within the department. Any inquiries received by other personnel within the department, including portfolio managers, should be immediately forwarded to these designated individuals. A list of the designated individuals for each department should be provided to MLIM Compliance.
2. Public Disclosure of Material Information. All material information about a fund that is provided to securities market professionals or fund shareholders on (i) a regular basis - such as information provided to analysts who cover a fund - or (ii) on an ad hoc basis - such as information provided in response to an inquiry or as part of a presentation
     - must be publicly disclosed prior to or simultaneously with the non-public disclosure. Persons providing such information should, prior to doing so, inform their product manager and the relevant fund's secretary so that public disclosure can be arranged either via press release or some other means.
3. Review and Approval of Fund Disclosures. All information about a fund that is expected to be disclosed in a non-public forum - including conference handouts, Power Point presentations, and FC materials - should be provided to MLIM Legal Advisory for review prior to use. Review will determine whether the information is material and, if so, arrange for its public dissemination.
4. Inadvertent Disclosure Reporting. In the event an inadvertent disclosure of non-public information about a fund occurs, such disclosure should be immediately reported to MLIM Compliance. MLIM Compliance will then (i) determine the materiality of the disclosure and (ii) arrange, if necessary, immediate public disclosure of the information. Regulation FD provides a 24hour window in which to correct inadvertent disclosures.
5. Disclosures to Credit Rating Agencies. Communications with credit rating agencies such as Moody's Investors Service, Inc., Standard & Poor's, and Fitch, Inc. are specifically exempted from the requirements of Regulation FD. Therefore, non-public information can continue to be provided to such agencies where necessary (e.g. in connection with rating the tax-exempt bond funds' auction market preferred stock).
6. Annual Shareholder Meetings. Material non-public information about a fund cannot be disclosed to shareholders at annual meetings. An annual shareholder meeting is not considered to be a public forum. Information provided at these meetings, even in response to a specific shareholder inquiry, should be confined to public information or general market information.

[GRAPHIC OMITTED]

Information   that  can  continue  to  be  communicated  to  securities   market
professionals and fund shareholders in a non-public forum includes (i) fund specific information that is already publicly available, (ii) information that has been deemed non-material by MLIM Legal, and (iii) general market information and opinions that do not relate to specific fund activities.

Material Information

[GRAPHIC OMITTED]

Information that is likely to be considered material is discussed more fully below:

    o Changes in control, reorganizations, mergers, acquisitions, tender offers, joint ventures, divestitures, or changes in assets;
    o New products or discoveries, or developments regarding customers or suppliers (e.g., the acquisition or loss of an important contract);
    o Proposed changes to fee schedules or sales charge schedules;
    o Changes in management, key personnel, or employee turnover;
    o A change in auditors or auditor notification that an issuer may no longer rely on an audit report;
    o Events regarding an issuer's securities or underlying portfolio securities
    - e.g., defaults on senior securities (particularly where our funds or other accounts own securities of such companies and our personnel represent such funds or accounts as members of creditors' or other committees), calls of securities for redemption, repurchase plans, stock splits or changes in dividends, changes to the rights of security holders, public or private sales of additional securities;
    o Significant litigation;
    o Bankruptcy, corporate restructuring or receivership.
    o Dividend changes, including increases or decreases;
    o Changes in credit ratings;
    o Information on portfolio composition;
    o Yield information;
    o Expected investment strategies;
    o Planned offerings of securities (including offerings underwritten by one of our affiliates);
    o Extraordinary borrowings or liquidity problems;
    o Corporate actions the issuer is considering; and
    o Proposed favorable or unfavorable news articles featuring the issuer;

If you have any questions or need further information about Regulation FD and its implications for the MLIM closed end funds, please call Martin G. Byrne (x3651), Thomas D. Jones, III (x1271), or Alice A. Pellegrino (x0985). In the next few weeks, MLIM Legal will schedule sessions at which Regulation FD and the policies developed by MLIM to ensure compliance with respect to the closed end funds will be discussed.

Distribution:

T. Glenn R. Doll
P. Kirstein
M. Hennewinkel MLIM Portfolio Management MLIM Legal Advisory

[GRAPHIC OMITTED]

                                    Exhibit 2

                                             Privileged and Confidential
                                             Interoffice
                                             Memorandum
                                             To: Distribution At: MLIM Americas
                                             From: Martin G. Byrne

[GRAPHIC OMITTED]
                                             Alice A. Pellegrino At: MLIM
Legal Advisory Tel: (609) 282-3651 Date:October 23, 2000

SUBJECT:  SEC  REGULATION  FD -  IMPLICATIONS  FOR MLIM  PORTFOLIO  MANAGERS AND
ANALYSTS

The Securities and Exchange Commission ("SEC") recently adopted new Regulation FD (for "fair disclosure"). Regulation FD is a new set of rules that will bar certain issuers of securities from sharing "material nonpublic information" with security holders and securities market professionals (such as MLIM portfolio managers ("PMs") and securities analysts) unless that information is simultaneously disseminated through public channels. The new Regulation will take effect on October 23, 2000.

Summary of Regulation FD

Scope. Regulation FD generally applies to any issuer of registered securities that has ongoing reporting obligations with the SEC, including closed-end investment companies. The Regulation does not apply to mutual funds, unit investment trusts, municipal issuers or private investment companies such as hedge funds.

Regulation FD limits the ability of issuers to selectively disclose of "material nonpublic information" about an issuer or its securities to:

    o Broker-dealers and their associated persons;
    o Investment advisers such as MLIM, institutional investment managers, and their affiliated persons;
    o Registered or private investment companies; and
    o A holder of the issuer's securities, if it is "reasonably foreseeable" that the holder will trade on the basis of the information.

Disclosure of material nonpublic information to these persons can only occur if it is also made publicly. The disclosure must be simultaneous for "intentional" disclosures. For "non-intentional disclosure," the obligation to publicly disclose is triggered when a covered individual learns of the non-intentional disclosure, and must occur within 24 hours of that discovery, or the commencement of the next day's trading on the New York Stock Exchange, whichever is later.

[GRAPHIC OMITTED]

Covered Individuals. Regulation FD only applies to disclosures by "persons acting on behalf of an issuer," which is defined to include:

    o Any senior official of the issuer; and
    o Any other officer, employee, or agent of the issuer who regularly communicates with any securities professionals or shareholders.

Public Disclosure Channels. Regulation FD requires issuers to use one or more of several channels to satisfy the public disclosure requirement, including the following:

    o A Form 8-K filed with the SEC (closed-end funds do not currently have this option);
    o A press release through a widely circulated news or wire service;
    o An announcement made through a press conference or conference call that members of the public may attend or listen to, either by telephone or through the internet; or
    o Some combination of all of these means.

"Materiality." The term "material" is not defined in Regulation FD. Instead, it refers to other guidance by the SEC and courts on the definition of "materiality" that is fairly amorphous, i.e., that "there is a substantial likelihood that a reasonable shareholder would consider it important in making an investment decision." Examples of information that is likely to be considered material is discussed more fully below.

Implications for PMs/Analysts

We can anticipate that most public companies will be examining their internal policies to confirm that their disclosure practices are consistent with Regulation FD. Although most companies are likely to become comfortable that their existing policies are sufficient and that no changes are required, others may adopt practices that are designed to shield them from even the appearance of a violation of Regulation FD. We are already aware of proposed changes to company disclosure practices. We are interested in hearing of examples of how companies are responding to the Regulation so we can remain responsive to any concerns that you may have.

Applicability of the Regulation to PMs and Analysts. Regulation FD expressly places its prohibitions on issuers who disseminate information, not those who receive selectively disclosed information. The SEC release adopting the Regulation does refer to the possibility of aiding-and-abetting the issuer's violation, but it seems to specifically threaten the company official who talks, not the PM or analyst that acquires the information. Although the potential exposure of a PM or analyst under Regulation FD is currently unclear, we believe that the Regulation should not significantly impact the manner in which PMs and analysts seek and obtain information from companies. The SEC has acknowledged that companies are free to disclose non-material information even when that information, when taken together with other information, allows a PM or analyst to piece together a "mosaic" of information that becomes material. There is an express recognition that PMs and analysts may be able to sift through and extract information that would not be significant to an ordinary investor to reach material conclusions. The Regulation is not meant to limit a PM or an analyst who, "through some combination of persistence, knowledge, and insight," is able to make material conclusions from information that might otherwise be viewed as insignificant or irrelevant to the reasonable investor.

[GRAPHIC OMITTED]

Confidentiality Agreements. Issuers may increasingly seek oral or written "confidentiality" agreements before speaking to a PM or analyst. Although the Regulation specifically excludes disclosures of material non-public information to persons who agree to keep the information confidential, in most circumstances such an exception offers PMs and analysts no benefit because a PM or analyst in possession of such information will be precluded from trading on that information. Accordingly, we strongly recommend that PMs and analysts refrain from agreeing to any confidentiality agreements and that any request to execute a confidentiality agreement should immediately be referred to Compliance.

Receipt of Material Non-Public Information. The MLIM Code of Conduct already prohibits PMs and analysts who are in possession of material non-public information from using that information in any way. For some time following the Regulation's effectiveness, we can anticipate a fair amount of debate on the effect this Regulation will have on the market and how best to ensure an acceptable disclosure policy in its wake. During this initial period of uncertainty, it is especially important to remember that the Code of Conduct already requires PMs and analysts who obtain what may be material non-public information to immediately notify Compliance.

Material Information. Set forth below are examples of information that would likely be deemed material:

    o Earnings information, including whether the issuer will or will not meet expectations;
    o Inflows or outflows of client assets or assets under management;

    o Changes in control, mergers, acquisitions, tender offers, joint ventures, divestitures, or changes in assets;
    o New products or discoveries, or developments regarding customers or suppliers (e.g., the acquisition or loss of an important contract);
    o Changes in management, key personnel, or employee turnover;
    o Changes in compensation policy;
    o A change in auditors or auditor notification that an issuer may no longer rely on an audit report;
    o Events regarding an issuer's securities - e.g., defaults on senior securities (particularly where our funds or other accounts own securities of such companies and our personnel represent such funds or accounts as members of creditors' or other committees), calls of securities for redemption, repurchase plans, stock splits or changes in dividends, changes to the
    rights  of  security   holders,   public  or  private  sales  of  additional
    securities;
    o Significant litigation;
    o Bankruptcy, corporate restructuring or receivership.
    o Dividend changes, including increases or decreases;
    o Changes in credit ratings;
    o Significant expansions or curtailments of operations or significant increases or decreases of orders;
    o Planned offerings of securities (including offerings underwritten by one of our affiliates);
    o Extraordinary borrowings or liquidity problems;
    o Corporate actions the issuer is considering; and
    o Proposed favorable or unfavorable news articles featuring the issuer.

[GRAPHIC OMITTED]

If you have any questions or need further information about Regulation FD and its implications for MLIM PMs and analysts, please call Martin G. Byrne (x3651), Thomas D. Jones, III (x1271), or Alice A. Pellegrino (x0985). In the next few weeks, MLIM Legal will be meeting with PMs and analysts to discuss the implications of Regulation FD and to answer any questions regarding the Regulation.

Distribution:

T. Glenn R. Doll
P. Kirstein
M. Hennewinkel MLIM Portfolio Management MLIM Legal Advisory

[GRAPHIC OMITTED]

                                    Exhibit 3
                        MERRILL LYNCH INVESTMENT MANAGERS
                             POLICIES AND PROCEDURES
                        CONCERNING COMMUNICATIONS BETWEEN
              MERRILL LYNCH INVESTMENT MANAGERS ("MLIM") COMPANIES

                                       AND

                        MERRILL LYNCH INVESTMENT BANKING,
                           TRADING AND RESEARCH AREAS

I. Statement of Policy

    The purpose of this Memorandum is to memorialize the policies and procedures that comprise the "Ethical Wall" between the MLIM companies(1), on one side of the wall, and the investment banking, trading and research areas of Merrill Lynch, Pierce, Fenner & Smith, Merrill Lynch International and other Merrill Lynch-affiliated companies, on the other side. These policies are required by law and are intended to protect Merrill Lynch's client relationships. The policies prohibit improper influencing of employee activities and the misuse of material non-public information concerning public companies.

    These policies and procedures have been in effect for many years, and are restated here to memorialize existing practices and as a reminder to all concerned. Merrill Lynch's reputation for integrity and high ethical standards in the conduct of its affairs is of paramount importance. To preserve this reputation, it is essential that all securities transactions be effected in conformity with applicable laws and in a manner consistent with our clients' interests and expectations. Merrill Lynch seeks to avoid even the appearance of impropriety.

II. Legal Background

    The "Ethical Wall" between the MLIM Companies and the investment banking, trading and research areas of Merrill Lynch is intended to foster and preserve compliance with three distinct areas of the federal securities laws:

    o Confidentiality of Information. The securities laws of the United States, the United Kingdom, Canada, Japan and other countries where MLIM conducts business prohibit trading in securities on the basis of material, nonpublic ("inside") information or the disclosure of such information to persons who are in the position to trade on the basis of such information. It would, for example, violate the law if an investment banker at MLPF&S disclosed inside information about an impending transaction to a portfolio manager at MLIM who traded on the basis of such information.

(1) For purposes of these Procedures, the MLIM companies encompasses all MLIM entities worldwide.

[GRAPHIC OMITTED]

    For purposes of many of these laws, every Merrill Lynch-affiliated company is considered to be a distinct entity, and information possessed by a single individual associated with an entity is generally attributed to all individuals associated with the entity. Thus, a communication of inside information from any Merrill Lynch-affiliated company to any MLIM employee could be deemed to have been communicated to MLIM and all its employees. Such a communication of inside information could therefore cause a violation of law even if the MLIM employee who receives the information does not trade on it, if a MLIM portfolio manager, who did not actually know about the communication, traded in the security. It is therefore crucial to prevent communications of inside information from one company to another, even if the communications are innocently intended.

    o Fiduciary Obligation. Investment advisers are agents for their clients, and the general common law of agency requires that investment advisers always act in a manner that they reasonably believe is consistent with the best interests of their clients. In addition, United States federal securities laws prohibit investment advisers from entering into certain types of transactions involving an affiliated company, or even from acting as a "joint participant" in a transaction with an affiliate on behalf of certain clients. These prohibitions are intended to prevent an investment adviser from favoring the interests of affiliated companies at the expense of the interests of the investment adviser's clients. For example, these policies and procedures prohibit any Merrill Lynch employee from attempting to inappropriately influence a proxy vote to favor an investment banking client.

    It is imperative to the reputation and integrity of the MLIM companies that they put the interests of clients ahead of the interests of Merrill Lynch. One of the principal purposes of the "Ethical Wall" is to prohibit communications intended to place unusual pressure on a portfolio manager or analyst at a MLIM company to participate in Merrill Lynch underwritings or to favor the interests of Merrill Lynch's investment banking clients.

    o Manipulative Trading. In order to prevent manipulative trading activity, the United States federal securities laws prohibit trading in a security by an affiliate of the issuer or underwriter during certain periods preceding a distribution of the security. The law exempts certain affiliates of an underwriter from the trading prohibition, however, so long as the underwriter and the affiliate are operated independently and maintain and enforce procedures designed to prevent a flow of non-public information from the underwriter to the affiliate. So long as the information barrier is maintained, the affiliate is not in a position to attempt to manipulate markets on behalf of its affiliated underwriter and is therefore exempt from trading restrictions that would otherwise apply. These policies and procedures are designed to prevent a flow of non-public information about Merrill Lynch underwritings to the MLIM companies.

III. Definitions

    o "Adviser Personnel" means an employee or employees of any MLIM company.
    o "Broker-Dealer Personnel" means an employee or employees of any non-Investment Managers company affiliated with Merrill Lynch (including the holding company, Merrill Lynch & Co., Inc.) whose job responsibilities provide access to knowledge of investment banking, trading or research activities.
    o "Confidential Information" means non-public information that has been provided to one or more Merrill Lynch employees by an external source with the expectation that the information will be kept confidential and used solely for the business purpose in connection with which the information was provided. Information is "non-public" if it is not freely available to the general public. Information that has been disseminated by means of a press release carried over a major news service or an article in a major news or business publication, or is contained in a public research report, a public filing with a regulatory agency, or a general mailing to shareholders (such as an annual report) is considered public information.

[GRAPHIC OMITTED]

    Types of Confidential Information given by a third party to a Merrill Lynch employee would include:
        o Information of mergers and acquisitions
        o  Proposed   tender  offers  and  contests  for  corporate   control  o
        Anticipated securities offerings
        o   Information   on   earnings,   dividends,   writedowns   of  assets,
        restructurings
        o Increases or declines in business operations
        o Significant product developments
        o Imminent block orders

    o  "Proprietary   Information"   means  non-public   information   generated
    internally at Merrill Lynch either by Broker-Dealer Personnel or by Adviser Personnel's advisory activities.

    Types of Proprietary Information generated at Merrill Lynch would include:

        o Research reports,
        o Opinions, analyses, estimates and recommendations ,
        o Trading activities, trading positions or trading strategies
        o "Buy Lists" and Counterparty Lists
        o Advice to clients

    o "Need-to-Know Basis" means that a person reasonably requires access to information in order to perform legitimate business tasks assigned to them and can be reasonably expected to maintain the confidentiality of any information imparted.

IV. Policies and Procedures

    A. Prohibition on Communications of Confidential Information

    All communications whether written, oral, electronic or otherwise between Adviser Personnel and Broker-Dealer Personnel involving the exchange of Confidential Information are prohibited. This policy applies regardless of whether or not the Confidential Information is material. To further this policy Broker-Dealer Personnel shall not make any inquiry of Adviser Personnel, and Adviser Personnel shall not make any inquiry of Broker-Dealer Personnel, regarding matters which the person making the inquiry knows or reasonably should know would require the disclosure of Confidential Information. For example, Adviser Personnel shall not inquire of Broker-Dealer Personnel regarding any aspect of Merrill Lynch's role in a potential business combination.

[GRAPHIC  OMITTED]

    o Exception on a Need-to Know Basis - Exceptions may be made in certain cases on a Need-to-Know Basis after consideration and approval by the Director of Compliance of a MLIM company or an appropriate designee. See E below.

    o Requirement to Notify Compliance of Breach of Policy - In the event that any Adviser Personnel believes that they have received any Confidential Information from Broker Dealer Personnel, or been asked to provide Confidential Information to Broker-Dealer Personnel, they must inform the designated legal and compliance personnel immediately. Adviser Personnel (other than legal and compliance personnel, senior management and others operating in accordance with any of the provisions below) must refrain from using or conveying any such Confidential Information received from Broker-Dealer Personnel. The receipt of Confidential Information by Adviser Personnel may result in a security or issuer being placed on a restricted list.

    B. Prohibition on Communications of Proprietary Information

    Except as set forth below, communications, whether written, oral, electronic or otherwise, between Adviser Personnel and Broker-Dealer Personnel involving the exchange of Proprietary Information are prohibited. For example, Adviser Personnel may not inform Broker-Dealer Personnel of whether an investment banking client of Merrill Lynch is currently on, or has been removed from, any "buy list" or approved counterparty list maintained by MLIM. Similarly, Adviser Personnel may not request access to any research opinion of Merrill Lynch that has not been made publicly available and may not attempt to influence the activities of research analysts and the content of research reports produced by Merrill Lynch Research.

        o Normal Communications In Arms Length Trading Relationship. Normal communications made in connection with a trading relationship between an investment advisory client of a MLIM company and a Merrill Lynch-affiliated broker-dealer are permitted, provided that the trading relationship is maintained on an arms-length basis. Broker-Dealer Personnel may solicit transactions from Adviser Personnel by providing public research materials. Proprietary Information relating to Adviser Personnel's trading positions or trading strategies may be communicated to Broker-Dealer Personnel in the course of such arms-length trading relationships to the extent that (i) the communication of the information is necessary for the Broker-Dealer Personnel to complete a transaction, and (ii) the Broker-Dealer Personnel have provided appropriate assurances that the Broker-Dealer Personnel shall treat Proprietary Information about Adviser Personnel's trading strategies confidentially, and will inform other Broker-Dealer Personnel only on a Need-to-Know Basis.

        o Other Normal Course Business Activities. Adviser Personnel may enter into other relationships with Broker-Dealer Personnel in the normal course of business. Examples of such relationships include distribution activities by Broker-Dealer Personnel on behalf of funds that are clients of Adviser Personnel, or investment advisory services by Adviser Personnel in connection with a product structured by Broker-Dealer Personnel. Normal communications made in connection with such business relationships are permitted. Proprietary Information may be communicated on a Need-to-Know Basis in the course of such business relationships.

        o Referral of Clients. Adviser Personnel may generally refer potential clients to Broker-Dealer Personnel (and vice versa). To the extent consented to by the potential client or otherwise permitted by law, Proprietary Information relating to services currently being provided to the client may be communicated on a Need-to-Know Basis.

        o Risk Management Activities. Adviser Personnel and non-Adviser Personnel involved in risk-management activities (including setting counterparty credit limits) may impart, receive, exchange or otherwise share research reports, opinions, analyses or portfolio holdings data containing Proprietary Information on a Need-to-Know Basis. Such risk management personnel may, in turn, share such Proprietary Information with senior management of Merrill Lynch (other than personnel directly involved in trading activities) on a Need-to-Know Basis. In this respect, such Proprietary Information may be utilized in furtherance of the overall risk-management objectives of Merrill Lynch.

C. Dual Employees

[GRAPHIC OMITTED]

No Adviser Personnel may be dually employed as Broker-Dealer Personnel. Exceptions may be made only with the written approval of the General Counsel of MLIM or the Director of Compliance of the appropriate MLIM company, and the General Counsel or Director of Compliance of the appropriate Broker-Dealer company.

D. Legal and Compliance Activities

Adviser Personnel with legal or compliance responsibilities may provide Confidential or Proprietary Information to Broker-Dealer Personnel with senior management, financial reporting, internal audit, legal or compliance responsibilities on a Need-to-Know Basis. Adviser Personnel with legal or compliance responsibilities may also provide Confidential Information or
Proprietary Information to personnel with public affairs or shareholder relations responsibilities in connection with the public dissemination of such information.

[GRAPHIC  OMITTED]

E. Procedure for Case by Case Exceptions

On occasion, designated legal and compliance personnel may determine that it is necessary for Adviser Personnel to exchange Proprietary Information or Confidential Information with Broker-Dealer Personnel under circumstances not normally permitted. In such a case, the Director of Compliance of the appropriate MLIM company (or an appropriate designee), in consultation with appropriate legal or compliance Broker-Dealer Personnel, must grant approval to the exchange of Confidential Information on a project-by-project and person-by-person basis. Only persons specifically approved may "cross the Wall", and such persons may only exchange Confidential Information or Proprietary Information that has been specifically approved for disclosure, provided that any such disclosure shall be made solely on a Need-to-Know Basis. Any such approval must be documented in writing, copies of which shall be kept by the appropriate legal or compliance personnel. For purposes of these policies and procedures, Adviser Personnel given approval to "cross the Wall" shall be treated as Broker-Dealer Personnel, and Broker-Dealer Personnel given approval to "cross the Wall" shall be treated as Adviser Personnel, with respect to any Proprietary Information or Confidential Information learned by such person as the result of the Wall crossing.

F. Investigation of Breach of Policy and Penalties

Whenever it comes to the attention of legal or compliance personnel that there may have been a breach of these policies and procedures, such personnel shall conduct an investigation regarding the possible breach. If, following investigation, it is determined that a breach in fact occurred, such personnel shall be responsible for bringing all relevant facts to the attention of the appropriate persons in senior management. The appropriate persons in senior management shall determine, in consultation with legal or compliance personnel, what actions should be taken to remedy the breach and what sanctions should be imposed on the persons responsible for the breach. Sanctions for breaches of these of policies and procedures may include letters of reprimand, decrease or loss of bonus or title, change of job responsibility, or termination of employment.

G. Exempt Senior Personnel

Members of the Executive Management Committee of Merrill Lynch & Co. Inc. are exempt from the above prohibition in regards to any communications with other members of the Executive Management Committee. Any such members may share Confidential Information or Proprietary Information with other members of senior management (other than personnel directly involved in trading activities) on a Need-to-Know Basis.

Late updated:  12/2003
[GRAPHIC OMITTED]

Exhibit 4
MLIM Americas Gift and Entertainment Policy February 12, 2004

Background

Merrill Lynch is built on a foundation of trust -- the trust of our clients, shareholders, regulators and the general public. Maintaining this trust is an obligation of every Merrill Lynch employee. At Merrill Lynch Investment Managers
(MLIM), we are required -- as a fiduciary to our clients -- always to act in their best interests. By accepting gifts, entertainment or other personal benefits in connection with their employment, MLIM employees may raise questions about their impartiality and MLIM's ethical values. At the same time, MLIM believes that building strong relationships with our brokers and other service providers is prudent business, supporting our overall goal of delivering investment performance for our clients.

MLIM has adopted this Gifts and Entertainment Policy to ensure within reason that gifts and entertainment received by a MLIM employee do not interfere with the employee's judgment.

Receipt of Gifts and Entertainment

No Solicitation Permitted
MLIM employees may not solicit gifts or entertainment from third-party service providers (for example, tickets to events or other entertainment) for either themselves or others.

Gifts
Employees must keep a log of each gift received with an estimated market value of over $25 received. The log should note the date of the gift, the vendor who provided the gift, a description of the gift and the estimated value of the gift. Gifts with an estimated market value under $25 do not need to be reported. (See below -"Keeping Track")

$100 Limit
No employee may receive more than $100 of gifts in a calendar year from a single source (such as brokerage firms, custodian banks, financial printers, law firms, etc.).

Business Entertainment
For purposes of this Policy, "business entertainment" is defined as an event or dinner attended by a MLIM employee, hosted by a MLIM vendor who bears the event cost, and used to discuss MLIM-related business or the vendor relationship.

[GRAPHIC OMITTED]

Acceptance of business entertainment must be limited to a reasonable amount (in terms of value per event and overall frequency). If the business entertainment event includes travel and lodging, then MLIM must reimburse the donor for the comparable value of that part of the trip. For example, if the vendor flies the employee in a private plane and hosts him or her in a group house for an event, MLIM must reimburse the vendor for comparable commercial plane fare and hotel rates.

"Big ticket" events such as major sporting events (for example, the Super Bowl, the Masters, etc.) must receive pre-approval from the department head. The department head may approve the event if the employee is accompanied by the third party service provider and demonstrates that attendance will foster a legitimate MLIM business purpose.

Except as noted below, business entertainment must be included in a gift and entertainment log, but does not need to be valued. The log should note the date, donor name, donor's firm, and entertainment description. (See below - "Keeping Track")

Acceptable Business Entertainment Requiring No Further Action Under This Policy

   o Business breakfasts, lunches and dinners with employees of brokerage firms or investee company management.
   o Business/industry conferences and related activities (which separately require a supervisor's approval).
   o Food received by a MLIM department or team for consumption during business hours.

Entertainment Gifts
For purposes of this Policy, an "entertainment gift" is defined as an event or dinner attended by a MLIM employee at which the party bearing the cost of the event (for example, a broker) is not in attendance. Entertainment gifts will be treated as any other gift under this policy, with the following modifications. First, entertainment gifts must be pre-approved by the employee's manager prior to acceptance. The employee will be asked to provide the manager with an approximate value of the entertainment gift. If the approximate value of the entertainment gift (which may include travel or lodging) exceeds the $100 limit that otherwise applies to gifts under this Policy, the employee will be required either to reimburse the excess amount to the donor or, if the donor cannot accept reimbursement, to contribute the excess amount to a charity of his or her choice. The entertainment gift must be recorded in the employee gift log with a notation indicating whether the donor was reimbursed or a donation was made to a charity.

As noted above, entertainment gifts count toward the $100 limit that an employee may receive as gifts from a single source.

[GRAPHIC OMITTED]

No Home Delivery of Gifts

No employee should make arrangements for any gift to be delivered to their home without first notifying his or her supervisor, even if the gift is appropriate.

No Cash Gifts

Cash gifts may not be accepted.

Sharing of Gifts

In appropriate circumstances, a supervisor may decide that a gift sent to one of his or her reports may be accepted by MLIM and distributed to a group of employees.

Keeping Track
Employees will keep their own gift/entertainment log that the supervisor may review at any time. For gifts and entertainment gifts, the log should include the date, the donor's name, the donor's firm name, the description of gift, the value of gift, and the reimbursement method (for an entertainment gift only). For business entertainment, the log should include the date, the name of the vendor, the name of the individual hosting the event and a description of the business entertainment. Employees will periodically be asked to certify that they have read this policy and will comply with it.

As noted above, a business dinner with employees of a brokerage firm does not have to be recorded. By contrast, business dinners with vendors must be recorded.

Considerations for Accepting Gifts and Entertainment
In considering whether or not accepting a gift or entertainment is appropriate, the following guidelines/questions should be considered:

-Is it difficult to justify the receipt of the gift or entertainment?-Would you be embarrassed if your colleagues or clients knew that you had accepted the gift or entertainment? -Could receipt of this gift in any way be interpreted as, or appear to be, inappropriate? What would you think if your manager or peers accepted similar gifts or entertainment? -Are you compromising your personal ethics in any way by accepting the gift or entertainment?

When in doubt, seek approval.

Giving of Gifts
The giving of gifts is covered in the Merrill Lynch & Co. Policy Manual. That policy prohibits the giving of gifts for the purpose of influencing business decisions and limits gifts to $100 per year to any individual. The appropriate supervisor should approve the giving of gifts.

Special rules apply to the payments or gifts (including entertainment) to officers, directors, employees or other affiliates of government-owned or controlled entities and certain highly regulated entities (such as banks or insurance companies), as well as entities located in certain jurisdictions. All such gifts and entertainment must be precleared with the Compliance Director. If you have specific questions, please contact the Compliance Director.

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